As filed with the Securities and Exchange Commission on August 8, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YOUXIN TECHNOLOGY LTD

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District, Guangzhou, Guangdong Province People’s Republic of China Tel: +86 13631357745	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Tel: +1 (302) 738-6680
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Alexander W. Powell Jr., Esq. Benming Zhang, Esq. Kaufman & Canoles P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: +1 (804) 771-5700	Ross D. Carmel, Esq. Marcelle Balcombe, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 (212) 930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 8, 2025

Up to 14,527,846 Units, with each Unit consisting of:

One Class A Ordinary Share or One Pre-Funded Warrant to Purchase One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

One Series B Warrant to Purchase Such Number of Class A Shares as determined in the Series B Warrant

Up to 14,527,846 Class A Shares Underlying the Pre-Funded Warrants

Up to 72,639,225 Class A Shares Underlying the Series A Warrants

Up to 58,111,379 Class A Shares Underlying the Series B Warrants

YOUXIN TECHNOLOGY LTD

Youxin Technology Ltd, a Cayman Islands company, is offering, on a firm commitment basis, 14,527,846 units (the “Units”), each Unit consisting of either: (A) (i) one Class A Ordinary Share (the “Class A Shares”); (ii) one Series A Warrant to purchase one Class A Share (the “Series A Warrants”); and (iii) one Series B Warrant to purchase such number of Class A Shares as determined in the Class B Warrant (the “Series B Warrants”) or (B) (i) one pre-funded warrant to purchase one Class A Share (the “Pre-Funded Warrants,” together with the Series A Warrants and Series B Warrants, the “Warrants”), (ii) one Series A Warrant and (iii) one Series B Warrant. Each Series A Warrant is exercisable at an exercise price of $0.4130 per share (100% of the assumed public offering price per Unit), and each Series B Warrant is exercisable at an exercise price of $0.00001 per share. The exercise price of each Pre-Funded Warrant is $0.00001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Series A Warrants will be exercisable immediately and will expire five years after the closing date and the Series B Warrants will be exercisable immediately with no expiration. See “Description of Securities.” We are offering each Unit at an assumed public offering price of $0.4130 per Unit, equal to the closing price of our Class A Shares on The Nasdaq Capital Market on August 7, 2025.

The Class A Shares and Pre-Funded Warrants, and the accompanying Series A Warrants and Series B Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus, we are also registering a maximum of 145,278,450 Class A Shares issuable upon exercise of the Warrants included in the Units offered hereby at an assumed public offering price of $0.4130 per Unit, or equal to the closing price of our Class A Shares on The Nasdaq Capital Market on August 7, 2025.

The Series A Warrants and Series B Warrants may be exercised on a cashless basis in accordance with the formula set forth in the warrants, in the event that a registration statement is not available.

Beginning on the date that is thirty (30) trading days after closing of the offering (the “Initial Adjustment Date”), the exercise price of the Series A Warrants will reset to a price (the “Adjustment Price”) equal to the greater of (a) the Floor Price or (b) the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing on the closing date and ending on the Initial Adjustment Date and the number of Class A Shares issuable upon the exercise of the Series A Warrants will be adjusted so that the aggregate exercise price equals the aggregate exercise price at pricing (subject to deduction of exercised Series A Warrants). The Floor Price will initially be 20% of the Nasdaq Minimum Price as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the trading day immediately prior to the pricing of the offering.

The number of the Class A Shares issuable upon the exercise of the Series B Warrants will initially be zero. On the Initial Adjustment Date, the number of Class A Shares issuable upon the exercise of the Series B Warrants will be adjusted to equal an amount equal to the aggregate purchase price paid for the Units at the closing of the offering divided by the Adjustment Price, less the number of Units issued on the closing date (as further described in the Series B Warrant). Accordingly, at an assumed public offering price of $0.4130 per Unit, or equal to the closing price of our Class A Shares on The Nasdaq Capital Market on August 7, 2025, the maximum number of Class A Shares that could be issuable upon the exercise of the Series B Warrants would be 58,111,379.

In addition, beginning six (6) months after the closing date of the offering and every six (6) months thereafter during the term of the Series A Warrants (each, an “Periodic Adjustment Date”), the Floor Price will be adjusted to equal 20% of the Nasdaq Minimum Price as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the Periodic Adjustment Date and the exercise price of the Series A Warrants will be adjusted to equal the greater of (i) the Floor Price and (ii) lowest VWAP during the period commencing on the applicable Periodic Adjustment Date and ending five (5) trading days thereafter.

Exercise of large numbers of Series A and Series B Warrants will result in significant dilution for purchasers of our Class A Shares and will cause further drops in the market price for our Class A Shares. It may also result in the price falling below the $1.00 minimum bid price required by the Nasdaq, thereby potentially subjecting the Class A Shares to delisting from the Nasdaq. For more information, see “Risk Factors – If we fail to meet Nasdaq’s $1 minimum bid price per share requirement, our options of regaining compliance will be extremely limited ” on page 18, and “Description of Share Capital.”

Our Class A Shares are listed on The Nasdaq Capital Market under the symbol “YAAS.” The last reported sale price of our Class A Shares on The Nasdaq Capital Market on August 7, 2025 was $0.4130 per share. There is no established trading market for the Units, Warrants and we do not intend to list the Units or Warrants on any securities exchange or nationally recognized trading system.

We have two classes of shares, the Class A Shares being offered and the Class B Ordinary Shares, par value $0.0001 per share (“Class B Shares”). The rights of holders of our Class A Shares and holders of our Class B Shares are essentially identical except for voting and conversion rights. The holders of Class A Shares are entitled to 1 vote per share and the holders of the Class B Shares are entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. See “Description of Share Capital” for more information on our securities.

A voting trust known as the Youxin BM Trust, with Kastle Limited as the Trustee, owns and will continue to own at least 50% of the voting power of our Company after the closing of this offering; therefore we are a “controlled company” as defined under Nasdaq Listing Rules. Additionally, our founding shareholder and Chief Executive Officer, Mr. Shaozhang Lin, beneficially owned 57.03% of our total voting power through his beneficial ownership of 3,942,945 Class A Shares and 5,605,727 Class B Shares; and all of which has been transferred to Youxin BM Trust. See Implications of Being a Controlled Company on page 13. Even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Listing Rules. For more information about risks relating to “controlled company”, see “Risk Factors – As a ‘controlled company’ under the rules of The Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public Class A shareholders” on page 56.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our subsidiary in the People’s Republic of China (“PRC” or “Mainland China”). We do not, and currently have no plans to conduct operations in Hong Kong, Macau or Taiwan. This is an offering of the Class A Shares of the Cayman Islands holding company, which does not conduct operations. You are not investing in Guangzhou Youxin Technology Co., Ltd., the PRC operating company, and may never hold equity in our PRC operating subsidiary. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiary. If the PRC subsidiary incurs debt or losses, its ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiary may enter into in the future may also restrict the ability of our subsidiary to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness. As of the date of this prospectus, none of our subsidiaries has made any dividends or distributions to our company and our company has not made any dividends or distributions to our shareholders. Since the incorporation of our Cayman Islands holding company, no cash flows or transfer of other assets have occurred between our Cayman Islands holding company and our subsidiaries. The cross-border transfer of funds within our corporate group under our direct holding structure in the future must be compliant with relevant laws and regulations of China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to the PRC operating entity only through loans or capital contributions subject to applicable government reporting, registration and approvals. See “USE OF PROCEEDS” on page 63, and “RISK FACTORS — Risks Related to Doing Business in China — Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business” on page 43. We may encounter difficulties in our ability to transfer cash within our organization in the future, if we fail to comply with applicable PRC laws and regulations.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 to read about factors you should consider before buying our ordinary shares.

As we conduct our operations in Mainland China, we are subject to legal and operational risks associated with having our operations in Mainland China, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. We face risks arising from the legal system in China, including that certain rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations in accordance with applicable laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews.

In addition, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. The PRC government will also check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data, which could impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. On October 29, 2021, the Cyberspace Administration of China (“CAC”) published the Draft Outbound Data Transfer Security Assessment Measures (the “Draft Outbound Data Transfer Security Assessment Measures”). On July 7, 2022, the Outbound Data Transfer Security Assessment Measures (the “Outbound Data Transfer Security Assessment Measures”) formally promulgated, which became effective from September 1, 2022. The Outbound Data Transfer Security Assessment Measures stipulates the circumstances under which security assessment of outbound data transfers should be declared, including: (i) outbound transfer of important data, which means any data, the tampering, damage, leakage, or illegal acquisition or use of which, if it happens, may endanger national security, the operation of the economy, social stability, public health and security, by a data processor; (ii) outbound transfer of personal information by a critical information infrastructure operator or a personal information processor who has processed the personal information of more than 1,000,000 people; (iii) outbound transfer of personal information by a personal information processor who has made outbound transfers of the personal information of 100,000 people cumulatively or the sensitive personal information of 10,000 people cumulatively since January 1 of the previous year; or (iv) other circumstances where an application for the security assessment of an outbound data transfer is required as prescribed by the national cyberspace administration authority. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should apply for cybersecurity review. We are not in possession of personal information of over one million users and we do not expect to have personal information of more than one million users prior to this offering. In view of the above, and based on the advice of our PRC legal counsel, Jingtian & Gongcheng, we believe that we are not subject to the cybersecurity review application requirements for this offering under the Measures for Cybersecurity Review (2021 version). As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. However, since the Measures for Cybersecurity Review (2021 version) was recently adopted and there are currently no detailed interpretation or implementing rules regarding its application thereof, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in relation to this offering in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. See “Risk Factors – Risks Related to Doing Business in China – We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements with respect to merger and acquisition activities by foreign investors Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. We also have not implemented monopolistic behaviors including monopoly agreements, abuse of a dominant position and concentration of undertakings that may have the effect to eliminate or restrict competition in the field of platform economy. However, since we anticipate that long term success in China’s market will require consolidation of the many small participants in that market, and our goal is to be one of the survivors of that consolidation, when it happens. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer is deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main business place(s) are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC. Since our PRC subsidiary, Guangzhou Youxin contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2023 and September 30, 2024, and our operations are substantially conducted in the PRC, this offering constitutes an indirect offering by PRC domestic companies under the Trial Administrative Measures and we are therefore subject to the filing requirements for this offering thereunder. New Administrative Rules Regarding Overseas Listings also provide that initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. We submitted the filing materials to the CSRC in connection with our initial public offering pursuant to the Trial Administrative Measures on June 7, 2023, and on February 7, 2024, we received from the CSRC a filing notice which indicated that we had completed the required filing application procedures for our initial public offering. For this offering, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the New Administrative Rules Regarding Overseas Listings for our future offerings and listing of our securities in an overseas market under the New Administrative Rules Regarding Overseas Listings. Also on March 31, 2023, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC and other three government authorities became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means), the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and there is currently no detailed interpretation and implementation in all aspects thereof, we cannot assure you that we will be able to complete the relevant filings in a timely manner or fulfil all the regulatory requirements thereunder. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares. Furthermore, the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) promulgated the Special Administrative Measures for Access of Foreign Investment (2024 Edition), or the Negative List (2024) which replaced the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021). Both Negative List (2024) and Negative List (2021) stipulate that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. As of the date of this prospectus, we are not engaged in business classified as a prohibited investment field under the Negative List (2024), and we also have not been involved in any investigations initiated by the above applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction.

Our ordinary shares may be prohibited from trading on a national exchange or in the “over-the-counter” markets in the United States under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021, referring it to the House Committee on Financial Services. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in Mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. However, should PRC authorities obstruct or otherwise fail to facilitate PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. These developments could add uncertainties to our offering.

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, Marcum Asia CPAs LLP, is headquartered in New York City, New York, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong. Marcum Asia was not subject to the determinations announced by the PCAOB on December 16, 2021. As such, as of the date of this prospectus, our offering is not affected by the HFCA Act, the Consolidated Appropriations Act, and related regulations. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Marcum Asia CPAs LLP to provide audit documentation located in Mainland China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on a national securities exchange and quotations by “over-the-counter” markets, may be prohibited under the HFCA Act. See “Risk Factors – Risks Related to Doing Business in China — “There is no assurance that future audit reports will be prepared by auditors able to be inspected or investigated completely by the PCAOB, and if they are not, our ordinary shares may be prohibited from being traded on a national exchange under the HFCA Act. The delisting of our ordinary shares, or the threat of being delisted, may materially and adversely affect the value of your investment.” on pages 52-54 for more information.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1) Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriter, the accountable expenses relating to the offering to the underwriter and $100,000 for reasonable legal fees and disbursements for Aegis’s counsel. See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriter the right, within 45 days after the date of this prospectus, to purchase up to 15% additional Class A Shares from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The underwriter expects to deliver the securities to purchasers against payment on or about [●], 2025.

Aegis Capital Corp.

The date of this prospectus is [●], 2025.

i

About This Prospectus

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the underwriters have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of shares in our company.

This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for ordinary shares is made to the public in the Cayman Islands.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We did not commission any of such reports. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

All references in this prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “RMB” mean Renminbi, unless otherwise noted. All references to “PRC”, or “China” in this prospectus refer to the People’s Republic of China. All references to “Mainland China” are to the mainland of the People’s Republic of China without reference to Taiwan and the Hong Kong Special Administrative Region of China (“Hong Kong”) and Macau Special Administrative Regions of the People’s Republic of China (“Macau”) for purposes of this prospectus only. Under the context of laws, regulations and rules, “China” or “the PRC” refers to only such laws, regulations and rules of Mainland China. Under the context of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax entities and enterprises, individuals and residents of “China” or “the PRC” or “Chinese”, such terms refer to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax entities and enterprises, individuals and residents of Mainland China. “PRC laws and regulations” refer to the laws and regulations of the PRC, without reference to the laws and regulations of Hong Kong, Macau and Taiwan.

ii

PROSPECTUS SUMMARY

Investors are cautioned that you are purchasing ordinary shares of our Cayman Islands holding company in this public offering instead of purchasing equity securities of our subsidiaries that have business operations in China. This corporate structure involves unique risks.

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, the terms “we,” “us,” “our,” the “Group,” “our company” and “Youxin” used in this prospectus refer to Youxin Technology Ltd and its consolidated subsidiaries.

Our Business

We are a SaaS and PaaS provider committed to helping retail enterprises digitally transforming their businesses to develop, use and control business applications without the need to purchase complex IT infrastructure. We leverage the technologies used to develop our PaaS platform to standardize a highly customized customer relationship management, or CRM, services to our clients that seamlessly connect all levels of the retail chain from management teams to customers. Our products give our retail clients a comprehensive view of their business operations in real time on multiple interfaces, allowing them to make critical business decisions anytime and anywhere.

Currently, we believe we are one of the few domestic SaaS or PaaS providers in Mainland China with a strong focus on mid-tier brands. Our products allow mid-tier brand retailers using offline direct distribution to connect the management team, distributors, salespersons, stores and end customers across systems, apps, and devices, providing retailers with a comprehensive suite of tools to instantly address issues using real-time sales data. Our products optimize the overall supply chain by streamlining the decision-making process, boosting efficiency and profitability.

We believe that there is substantial market opportunity for our SaaS product and PaaS platform in China. The market for retail public cloud services in China, including ours, has experienced rapid growth over the past five years and is projected to maintain this steady rate of expansion for the next five years. As the demand for cloud-based solutions continues to rise, we believe retailers will increasingly turn to public cloud services to streamline their operations, reduce costs, and enhance their overall performance.

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For many mid-tier brands, traditional IT solutions cause their data to be scattered across various systems, making it difficult to get an overall view of their operations. The need for data integration and unified operation increases the demand for personalized integrated systems in which all software or terminals are fully interconnected, offering multiple data interfaces, and eliminating the problem of data silos. These larger, faster, and more complex systems capable of handling massive amounts of data and hybrid online and offline business management are needed to meet the retailers’ increasing IT demands and to streamline their operations, reduce redundancy, and increase productivity and profitability.

To meet the demands for customized and personalized SaaS products, traditional IT service companies in China must devote substantial resources because they lack standardized platforms capable of delivering personalized data integration and unified operations. Such traditional approaches can often be inefficient due to poor product replicability, heavy delivery and operation modes, and a significant drain on resources.

We believe our company is uniquely positioned to meet these needs for mid-tier brands in Mainland China. We specialize in supporting mid-tier brands that heavily rely on offline direct distribution with high volume IT update requirements. We provide a customized, comprehensive, fast-deployment omnichannel digital solutions that unify all aspects of commerce with store innovations, distributed inventory management, cross-channel data integration, and a rich set of ecommerce capabilities that encompass mobile applications, social media, and web-based applications.

Our products are all powered by the flexibility and agility of the public cloud. We have developed one of the few PaaS platforms in Mainland China that can build complex external digital applications (especially transaction-related distribution, store, and e-commerce clouds). Moreover, contrary to traditional IT service providers in Mainland China, we make sure our clients conduct the deployment of our products in one single cloud.

Since our inception in 2018, we have achieved significant growth. Typically, our customers first execute our one-year contracts for professional services. Under the professional services contract, we would develop the customized CRM system for the customer’s use. Our customers have the option to use other service providers for the payment channel services. Generally, our customers select us as the service provider for the payment channel services. As a result, the same customers purchased our payment channel services. For the same period, our PaaS platform empowered us to develop highly customized CRM SaaS products for some leading brands such as P&G Guangzhou and Lancang Ancient Tea. Our net losses decreased from approximately $2.34 million for the year ended September 30, 2023 to approximately $1.28 million for the year ended September 30, 2024. Our revenues decreased by 42% from $0.90 million in fiscal year 2023 to $0.52 million in fiscal year 2024 and our gross profit decreased from $0.54 million in fiscal year 2023 to $0.34 million in fiscal year 2024. For the six months ended March 31, 2025, our net losses decreased from approximately $0.93 million for the six months ended March 31, 2024 to approximately $1.74 million. Our revenues increased by 21% from $0.29 million for the six months ended March 31, 2024 to $0.35 million for the six months ended March 31, 2025 and our gross profit decreased from $0.19 million for the six months ended March 31, 2024 to $0.13 million for the six months ended March 31, 2025.

We generate revenue from professional services, payment channel services, and other revenues. Professional Services revenue are mostly derived from CRM system development services, additional function development services and subscription services. The CRM system development services include process design, project management, system deployment and implementation, and launch to trial operation and acceptance. Additional function development services are based on fulfilling the additional needs of customers for customized CRM systems. Subscription revenues are derived from subsequent maintenance or update services to the customer. Our company charges an annual service fee as long as the customer is still using the constructed CRM system based on the number of user accounts over the subscription period. Contracts are generally one year and full payment is generally collected in advance. Our company also enables the user to make with payment services thought our CRM system, such as top up, withdraw or transaction etc. Our company charges an agreed proportion of the transaction for the payment channel services. Lastly, our company charges a license fee to companies who provide services to their own customers based on our SaaS products.

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PRC Regulatory Permissions

As of the date of this prospectus, our PRC subsidiaries have obtained all requisite permissions and approvals that are required and material to engage in the businesses currently conducted in Mainland China, and we have not received any denials in permissions for our Mainland China business operations. Our operations in Mainland China are governed by PRC laws and regulations, pursuant to which our PRC subsidiaries, the WFOE and Guangzhou Youxin, are required to obtain business licenses issued by the PRC State Administration for Market Regulation or its local counterparts for operations. In addition, for purposes of Youxin Cloud’s operations, Guangzhou Youxin shall complete the Level-III filing on information system security protection competency with the Public Security Bureau in accordance with applicable PRC laws and regulations. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Company	License/Permission	Issuing Authority	Validity
Guangzhou Youxin	Business License	Guangzhou Tianhe District Administrative Examination and Approval Bureau	Long-term
	Certificate of Level-III filing on information system security protection	Guangzhou Municipal Public Security Bureau	N/A
the WFOE	Business License	Hainan Administration for Market Supervision	Long-term

Pursuant to the Trial Administrative Measures, we shall fulfill the filing requirements with the CSRC for this offering and for the offering and the listing and trading of our Class A Shares. Other than the filing requirements, we believe that (i) we are not required to submit an application to the CSRC for its approval under the M&A Rules for this offering and the listing and trading of our Class A Shares; and (ii) we are not subject to cybersecurity review with the CAC, under the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, because we are not in possession of personal information of over one million users and we do not expect to have personal information of more than one million users prior to this offering, and we do not believe we or our PRC subsidiaries would constitute an “operator of critical information infrastructure” or our business and activities would affect or may affect national security.

Based on the foregoing and the advice of our PRC counsel, we believe that as of the date of this prospectus, other than those requisite for a domestic company in Mainland China to engage in businesses similar to ours and the filing procedures with the CSRC, we are not required to obtain any other permissions and approvals from PRC authorities including the CSRC, CAC, or any other governmental agency to operate our business and to offer securities to foreign investors.

However, there can be no assurance that the relevant government agencies will not take a view that is contrary to or otherwise different from the conclusions stated above. Furthermore, the applicable laws and regulations may change and our PRC subsidiaries may as a result be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, in addition to the CSRC filing under the Trial Administrative Measures, and even when such permission is obtained, we cannot assure you that it will not be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If our PRC subsidiaries (i) do not receive or maintain such permissions or approvals by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the CSRC released the Trial Administrative Measures and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which came into force on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of Mainland China domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, we must file with the CSRC with respect to this offering within three business days upon the completion of the offering. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and the competent government authorities have not yet issued any detailed interpretation and implementation in all aspects thereof, there can be no assurance that we will be able to complete the relevant filings in a timely manner or fulfill all the regulatory requirements thereunder. Any failure of us to fully comply with these new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares.

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On February 24, 2023, the CSRC and other three government authorities promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to the provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offerings and listings (either by direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offerings and listing by domestic companies shall be retained in the Mainland China. Where such documents need to be transferred or transmitted outside the Mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe our business operations do not involve leaking any state secret and working secret of government agencies or harming national security and public interest in connection with provision of documents, materials and accounting archives and therefore we do not need to obtain approval from competent PRC authorities in this regard.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review. Any online platform operator who controls more than one million users’ personal information must apply for a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since our business does not rely on the collection of user data, we are not operators of critical information infrastructure, and we do not possess more than one million users’ individual information, we believe that we are not subject to a cybersecurity review to issue our Class A Shares or list and trade of our Class A Shares on Nasdaq in connection with this offering under the Measures for Cybersecurity Review (2021). However, no detailed interpretation and implementation rules have been issued and there remains uncertainty as to whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures.

On August 8, 2006, six Chinese regulatory agencies, including the Ministry of Commerce of China (the “MOFCOM”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006, and amended on June 22, 2009. The M&A Rules contain provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes of the PRC domestic companies and controlled directly or indirectly by Mainland China’s companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. Given that (i) we are not an SPV which acquires PRC domestic companies’ equity with our shares prior to the listing of our Class A Shares on the Nasdaq, and (ii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, we believe that we are not required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Class A Shares on Nasdaq under the M&A Rules. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities, and the opinions summarized above will be subject to any new PRC laws, rules and regulations or detailed implementations and interpretations in any form relating to overseas listing of SPVs like our company. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

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Our business is subject to various laws and regulations. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, we might be required to obtain permission from any related PRC government to list our shares on Nasdaq in the future, in addition to the CSRC filing under the Trial Administrative Measures, and even if such permission is obtained, it may be later denied or rescinded, which could significantly limit or completely hinder our ability to conduct our business, accept foreign investments, offer or continue to offer our ordinary shares to investors, list on a U.S. or other foreign exchange and cause the value of our ordinary shares to significantly decline or be worthless.

Our Strengths

We believe that the following strengths have contributed and will continue to contribute to our growth and are differentiating us from our competitors:

●	End to End Unified Enterprise Solutions. As one of the few providers of domestic applications that can support external digitization in Mainland China, we provide a comprehensive enterprise SaaS product and PaaS platform, with solutions across sales, marketing, and service for a variety of industries and businesses. We also enable merchants to build a 360-degree view of their customers, allowing them to see everything from sales and marketing to commerce.

●	Best-in-Class Features and Functionality. We stay at the forefront of cloud technology development and have built prominent research and development capabilities to maintain our technology leadership and upgrade our cloud solutions continuously.

●	Abundant Retail Industry Experience. Our business founders and management team have the business experience and insight to provide comprehensive and efficient solutions to meet the needs of our clients. With technical expertise and business experience gained from years of work in internet-related industries, our visionary management team with its entrepreneurial spirit has been leading us since our establishment in achieving rapid and continued growth of our business.

●	Reduced Costs. Retailers using our SaaS product and PaaS platform can save on the heavy investment of setting up and maintaining complex IT infrastructure and multiple SaaS products. By outsourcing complex retail business requirements to us, our clients are able to adopt the latest technologies with purpose-built capabilities for security, compliance and interoperability. This allows our clients to enjoy the same features of high quality fully customized SaaS products for a fraction of the price.

●	Strong Synergies with Our Partners. As one of 38 member companies in the world selected for Tencent’s Cloud Native Accelerator, we can leverage cooperation in multiple dimensions, such as technology, business, community and funding, to accelerate ecological system construction. Tencent is China’s leading cloud-native enabler.

Our Strategies

The key elements of our growth strategy include the following, which we believe empower us to further achieve growth and strengthen our market position:

●	Optimizing PaaS platform and SaaS service. We have fostered strong loyalty with existing customers as a result of the high-quality customized PaaS platform service and solutions we offer, as well as our ability to deliver tangible value to customers by effectively addressing their specific business needs. We intend to leverage the technologies and knowledge gained from creating customized platforms for our clients to create products that are approximately 90% standardized to meet the needs to mid-tier brands in China while also allowing for additional customization to meet the unique demands of any client.

●	Continue to Invest in Infrastructure and Technology. Our cloud platform relies heavily on infrastructure and technology. We allocate a substantial portion of our operating expenses to research and development, including upgrading our infrastructure, improving our cloud technology, and developing new products and solutions. We incurred $0.14 million and $0.85 million of research and development expenses for the six months ended March 31, 2025 and 2024, respectively. We incurred $1.14 million, $2.15 million and $5.26 million of research and development expenses for the years ended September 30, 2024, 2023 and 2022, respectively. We intend to continue investing in our infrastructure to provide higher-quality cloud services and improve operation efficiency.

●	Enhance Our Strategic Partner Ecosystem. We value the cooperation with our strategic partners and seek to further enhance our strategic partner ecosystem. Our SaaS product and PaaS platform are delivered on a public cloud platform, and we need our vendors to work with us to meet customers’ individualized requirements. We intend to form additional strategic partner relationships with our suppliers, and to accelerate efficient growth via our partners.

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Corporate Background and Information

We are a holding company incorporated on October 21, 2022, under the laws of the Cayman Islands. Our operating subsidiary in the PRC, Guangzhou Youxin Technology Co., Ltd. was founded on March 12, 2018. Our company has no substantial operations other than holding all of the outstanding share capital of Youxin Cloud (BVI) Ltd, which was established under the laws of the British Virgin Islands on November 10, 2022. Youxin Cloud (BVI) Ltd is also a holding company holding all of the outstanding share capital of Youxin Cloud (HK) Limited which was incorporated on December 13, 2022, under the laws of Hong Kong. Youxin Cloud (HK) Limited is a holding company holding all of the equity of Hainan Youxin Mutual Enterprise Management Co., Ltd., a wholly foreign-owned enterprise in Mainland China, or WFOE, which was incorporated on February 17, 2023, under the laws of the PRC. The WFOE holds all of the equity of Guangzhou Youxin Technology Co., Ltd. Our Class A Shares being offered in this prospectus are shares of Youxin, our Cayman Islands holding company.

Historical Timeline

●	March 12, 2018: We commenced operations through Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”).
●	June 30, 2020: Shareholders Shaozhang Lin, Jinhou Sun, Weizhao Feng transferred their combined 100% shares in Guangxi Yousen Network Technology Co., Ltd. (“Guangxi Yousen”) to Guangzhou Youxin.
●	October 21, 2022: Youxin Technology Ltd (“Youxin Technology” or “Youxin Cayman”) was established as our offshore holding company to facilitate financing and offshore listing.
●	November 10, 2022: Youxin Cloud Ltd. (“Youxin BVI”) was established and is wholly owned by Youxin Technology.
●	November 17, 2022: Guangzhou Youxin disposed its subsidiary Guangxi Yousen.
●	December 13, 2022: Youxin Cloud (HK) Ltd. (“Youxin HK”) was established and is wholly owned by Youxin BVI.
●	February 17, 2023: Hainan Youxin Mutual Enterprise Management Co., Ltd. (“YXHW” or “WFOE”) was established as a wholly foreign-owned enterprise in the PRC and is wholly owned by Youxin HK.
●	April 28, 2023: the former shareholders transferred their 100% ownership interest in Guangzhou Youxin to WFOE.

Each holder of Class A Shares of our company is entitled to 1 vote per share, and each holder of Class B Shares of our company is entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. Our current corporate structure is as follows:

Kastle Limited
Kaitai YL-I Ltd
BVI
Kaitai HD Ltd
BVI
Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership)
BAIYAN Capital Ltd
BVI
SHENGKAI Capital Ltd
BVI
WonderFerns Capital Co., Ltd
BVI
WXING (BVI) LIMITED
FUNGYING WONG
CHICHING HUNG
45.1%
5.355%
1.400%
10.264%
6.000%
6.000%
7.500%
6.000%
4.500%
4.500%
100%
Youxin Technology Ltd1
("Youxin Cayman")
100%
Youxin Cloud (BVI) Ltd
("Youxin BVI")
100%
Youxin Cloud (HK) Limited
("Youxin HK")
Offshore
100%
Onshore
Hainan Youxin Mutual Enterprise Management Co.,Ltd.
("WFOE"/ "YXHW")
100%
Guangzhou Youxin Technology Co.,Ltd.2
("Guangzhou Youxin")

Note:
1. Youxin Technology Ltd is our offshore holding company to facilitate financing and offshore listing.
2. Guangzhou Youxin Technology Co.,Ltd. is our operation entity incorporated in China.
3. Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd have transferred their Class A ordinary shares and Class B ordinary shares of the Company into the trust entity, Kastle Limited.

Our principal executive office is located at Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District, Guangzhou, Guangdong Province, PRC. The telephone number of our principal executive office is +86 13631357745. We maintain a website at https://www.ir.youxin.cloud/, on which we will post our key corporate governance documents, including our Board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

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Summary of Risk Factors

We face various legal and operational risks associated with our substantial operations in China. The PRC government has the right to regulate how a China-based company, like us, conducts its business, accepts foreign investments, or lists on a U.S. stock exchange in accordance with laws and regulations. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of inspection from the PCAOB. Such regulations may from time to time have an impact on our business operations. Any regulatory action unfavorable to our operations, once taken by the PRC government, could cause the value of our securities to significantly decline or in extreme cases, become worthless. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China.

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus and the filings incorporated by reference before making an investment in our Securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to this Offering

●	Sales of substantial amounts of our securities in the public market could depress the market price of our Class A Shares.

●	The Series A Warrants, Series B Warrants, and Pre-Funded Warrants will not be listed or quoted on any exchange.

●	Except as otherwise provided in the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, holders of Series A Warrants, Series B Warrants, and Pre-Funded Warrants purchased in this offering will have no rights as shareholders until such holders exercise their Series A Warrants, Series B Warrants, or Pre-Funded Warrants and acquire our Class A Shares.

●	This offering may cause the trading price of our Class A Shares to decrease.

●	Resales of our Class A Shares in the public market by our shareholders as a result of this offering may cause the market price of our Class A Shares to fall.

●	Provisions of the Series A Warrants and Series B Warrants offered pursuant to this prospectus could discourage an acquisition of us by a third-party.

●	The Series A Warrants and Series B Warrants may have an adverse effect on the market price of our Class A Shares and make it more difficult to effect a business combination.

●	The Series A Warrants and Series B Warrants are speculative in nature.

●	Exercise of currently outstanding Warrants will result in significant dilution.

●	If we fail to meet Nasdaq’s $1 minimum bid price per share requirement, our options of regaining compliance will be extremely limited.

Our Operational and Execution Risks

●	We are dependent on our subsidiary Guangzhou Youxin’s PaaS platform to provide customized system development services.

●	We have a limited operating history, making it difficult to forecast our future results of operations.

●	We may have insufficient computing resources, transmission bandwidth and storage space, which could result in disruptions and the business, results of operations and financial condition could be adversely affected.

●	We have incurred significant losses since our inception, and we intend to continue to invest in our business. As a result, we may continue to experience losses in the future.

●	If our security measures or those of our third-party data center hosting facilities, cloud computing platform providers or third-party service partners, or the underlying infrastructure of the internet are breached, and unauthorized access is obtained to a client’s data, our data or our IT systems, or authorized access is blocked or disabled, our services may be perceived as not being secure, clients may refrain from or stop using the services, and we may incur significant reputational harm, legal exposure and liabilities, or a negative financial impact.

●	If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected.

●	Any interruptions or delays in services from third parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or from our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of our services and harm the business.

●	Supporting our existing and growing client base could strain our personnel resources and infrastructure, and if we are unable to scale up our operations and increase productivity, we may not be able to successfully implement our business plan.

●	If our clients do not renew professional services or if they reduce the frequency of the subscription at the time of renewal, our revenue and current remaining performance obligation could decline and the business may suffer. If we cannot accurately predict renewals or upgrade rates, we may not meet the revenue targets, which may adversely affect the market price of our ordinary shares.

●	We may lose key members of the management team or development and operations personnel and may be unable to attract and retain employees we need to support operations and growth.

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Strategic and Industry Risks

●	We operate in an emerging and evolving market. If our market does not grow, or if it cannot expand our products and services to meet the demands of this market, and if we do not compete effectively, our operating results could be harmed, our revenue may decline, or fail to grow, and may continue to incur operating losses.

●	Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

●	Our efforts to expand the sale and marketing and to develop and integrate the existing services in order to keep pace with technological developments may not succeed and may reduce our revenue growth rate and harm our business.

●	If third-party developers and providers do not continue to embrace our technology delivery model and enterprise cloud computing services, or if our clients seek warranties from us for third-party applications, integrations, data, and content, our business could be harmed.

●	Because we generally recognize revenue over the term of our customer agreements, downturns or upturns in new business may not be immediately reflected in our operating results.

●	We benefit from integration of our products and services with those of our business partners. If these business partners choose not to partner with us in the future, our business and results of operations may be harmed.

Legal and Regulatory Risks

●	Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition.

●	Any failure to obtain registration or protection of our intellectual property rights could impair our ability to protect our proprietary technology and our brand, causing us to incur significant expenses and harm our business.

●	We may be subject to claims by third parties for intellectual property infringement.

●	We face challenges from the evolving regulatory environment and user attitudes toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

●	We may be involved in legal and other proceedings arising out of our operations from time to time and may face significant liabilities as a result.

Risks Related to Doing Business in China

●	Any future laws and regulations which exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On April 21, 2020, SEC former Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets. On August 26, 2022, SEC Chairman Gary Gensler released a statement announcing that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. These developments could add uncertainties to our offering.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

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●

The Chinese government exerts oversight and supervision over the manner in which we must conduct our business activities and may intervene or influence our operations at any time in accordance with the applicable laws and regulations, which could result in a material change in our operations and the value of our shares.

●	The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering, which could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

●	The CAC has recently increased oversight over data security, particularly for companies seeking to list on a foreign exchange. We believe the impact of the CAC’s increasing oversight on our business is immaterial. However, the implementation and interpretation of the Revised CAC Measures, and the decision as to whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Revised CAC Measures, will be determined on an ad hoc basis depending on the facts and circumstances.

●	The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.

●	Because Guangzhou Youxin operates in Mainland China, its business is subject to the PRC laws and regulations which may change from time to time. Because we have the majority of our operations in China and are subject to evolving PRC laws and regulations in all aspects. Recently, the PRC government has indicated an intent to strengthen regulatory oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated a series of regulatory actions and made a number of public statements, some of which are published with little advance notice before they become effective; as a result we may not have the opportunity to address such newly promulgated regulatory requirements in a timely manner. We may be subject to the approval, filing or other requirements of the CSRC or other PRC governmental authorities in connection with this offering under current PRC laws, regulations and rules. The Chinese government may intervene or influence our operations in accordance with laws and regulations if we are in violation of applicable PRC laws and regulations, or may strengthen regulatory oversight over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities.

●	Our business may be negatively affected by the potential obligations if we fail to comply with social insurance and housing provident fund related laws and regulations.

●	Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and relevant regulations of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business.

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●	We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws.

●	To the extent cash in the business is in the PRC and Hong Kong or a PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong.

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities.

●	You may experience difficulties in effecting service of process or enforcing foreign judgments against us, our respective executive officers and directors residing in Mainland China.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our ability to distribute profits to us, or otherwise adversely affect us.

●	Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities.

●	If our subsidiaries were to lose their favorable tax treatments, we could face higher tax rates than we currently pay for much of our revenues.

●	If we fail to maintain the requisite licenses and approvals required under the regulatory environment applicable to our PaaS cloud services business in China, or if we are required to take compliance actions that are time-consuming or costly, our business, financial condition and results of operations related to our PaaS cloud service and SaaS standard product may be materially and adversely affected.

●	We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income.

●	Laws and regulations governing the internet industry and related businesses in China are evolving and may involve significant uncertainty.

●	If we rely on dividends paid by WFOE for our cash needs, any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business.

●	Our foreign exchange transactions, including dividend payments on our Shares are subject to the PRC laws and regulations in relation to currency conversion.

●	If we fail to complete the procedures for some acquisitions of PRC companies by foreign investors under the PRC laws and regulations, we may be unable to pursue growth through acquisitions in China.

●	Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares to investors and could cause the value of our Class A Shares to significantly decline or become worthless.

Risks Related to Our Corporate Structure and Operations

●	Our irrevocable voting structure centralizes control in a Trust Committee, which may limit shareholder influence and entrench control, potentially misaligning governance with investor interests.

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

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●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares.

Risks Related to Ownership of Our Class A Shares

●	Our dual-class ordinary shares structure may negatively impact the market price of its ordinary shares.

●	We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

●	Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company”, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.

●	If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

●	The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

●	We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

●	We do not intend to pay dividends for the foreseeable future.

●	Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

●	We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

●	Our Board of Directors may decline to register transfers of ordinary shares in certain circumstances.

●	You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

●	There may be difficulties in protecting your interests under the laws of the Cayman Islands.

●	Certain facts, forecasts and statistics contained in this prospectus are derived from a third-party report and publicly available official sources and they may not be reliable.

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●	We will be a “controlled company” within the corporate governance rules of the NASDAQ and, as a result, qualify for, and intend to rely on, the exemption from the requirement that our corporate governance committee be composed entirely of independent directors.

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with certain directors and executive officers, and limiting your ability to influence corporate matters. Such interests may conflict with yours in the future.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue as of September 30, 2024. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

In addition, both foreign private issuers and emerging growth companies are exempt from certain of the more extensive SEC executive compensation disclosure rules (see “Implications of Being a Foreign Private Issuer” below). Therefore, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents, or authorizations in respect of any securities registered under the Exchange Act;

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●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Implications of Being a Controlled Company

Youxin Technology Ltd, as settlor, created a voting trust known as the Youxin BM Trust (the “Voting Trust”) with Kastle Limited as the Trustee (the “Trustee”). Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd (the “Beneficiaries”), the Beneficiaries of the Voting Trust and their respective principals, Shaozhang Lin, Jinhou Sun, Weizhao Feng, and Yanling Xu transferred ownership of 8,945,307 Class B Shares, which have 20 votes per share; and 6,204,895 Class A Shares to the Voting Trust. The investment and voting decisions of Voting Trustee are made by the Trustee at the direction of the Voting Trust’s Trust Committee (the “Trust Committee”). Jinhou Sun was appointed chairman (the “Chairman”) of the Trust Committee by the Beneficiaries and Principals. The Chairman has the exclusive right to appoint the other members of the Committee and remove any members so appointed. The Voting Trust owns a controlling interest in our company and we meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As such, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market. We are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, we qualify for, and our Board of Directors, the composition of which is controlled by this shareholder, may rely upon exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consists of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as these shareholders are collectively able to control the composition of our Board and our Board determines to rely upon one or more of such exemptions.

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Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” and “Youxin” refer to:

●	Youxin Technology Ltd, a Cayman Islands company, which is the holding company issuing securities hereby;

●	Youxin Cloud (BVI) Ltd, wholly owned by Youxin;

●	Youxin Cloud (HK) Limited (“Youxin HK”), wholly owned by Youxin BVI; and

●	Hainan Youxin Mutual Enterprise Management Co., Ltd. (“YXHW” or “WFOE”), a wholly foreign-owned entity formed by Youxin HK under the laws of the People’s Republic of China; and

●	Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”), a wholly owned subsidiary formed by YXHW under the laws of the People’s Republic of China.

This prospectus contains conversions of certain RMB amounts into U.S. dollar amounts at a specified exchange rate solely for the convenience of the reader. The exchange rates in effect as of September 30, 2023, 2024 and as of March 31, 2025 were $7.23, $7.02 and $7.26, respectively. We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are converted at their historical exchange rates when capital transactions occurred. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the Chief Executive Officer will be presented as “Shaozhang Lin,” even though, in Chinese, Mr. Lin’s name is presented as “Lin Shaozhang.”

We obtained the industry and market data used in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Unless the context indicates otherwise, all information in this prospectus assumes the underwriter does not exercise its over-allotment option in full.

Certain monetary amounts, percentages, and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Transfers of Cash to and from the Subsidiaries

To transfer cash from Youxin HK to the WFOE, Youxin HK can increase the WFOE’s registered capital, which requires reporting to the local governmental authorities, or through a shareholder loan, which requires registration with the PRC State Administration of Foreign Exchange or its local bureau.

We currently conduct all of our business through Guangzhou Youxin, but we may conduct business in Mainland China through the WFOE in the future. Although we do not currently intend to pay dividends, we may rely on the dividends received from the WFOE to pay dividends to our shareholders in the future. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserve funds cannot be distributed as cash dividends. If our PRC subsidiaries incur debt on its own or enter into certain agreements in the future, the instruments governing the debt or such other agreements may restrict our ability to pay dividends or make other distributions to us.

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The conversion of RMB into foreign currencies and the remittance of currencies out of the PRC are subject to PRC laws and regulations. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our securities.

Cash dividends, if any, on our Class A Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Youxin HK. As of the date of this prospectus, the WFOE currently does not have any plan to declare and pay dividends to Youxin HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Youxin HK intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Youxin HK. When the WFOE plans to declare and pay dividends to Youxin HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors – Risks Related to Doing Business in China – We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws”.

As of the date of this prospectus, Youxin HK has transferred USD$1.93 million (RMB13.89 million) to WFOE for general operation. We do not expect to pay any cash dividends in the foreseeable future as it intends to use the earnings for research and development, to develop new products and to expand its operations.

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THE OFFERING

Units offered by us	Up to 145,278,450 Units in a firm commitment offering. Each Unit consists of either: (A) one Class A Ordinary Share; one Series A Warrant; and one Series B Warrant or (B) one Pre-funded Warrant, one Series A Warrant; and one Series B Warrant.

Warrants offered by us

The Series A Warrants will be exercisable immediately, will have an exercise price of $0.4130 per share (100% of the assumed public offering price per Unit) and will have a term of five (5) years from the closing date.

The Series B Warrants will be exercisable immediately, will have an exercise price of $0.00001 per share, and have no expiration date.

Beginning on the date that is thirty (30) trading days after closing of the offering (the “Initial Adjustment Date”), the exercise price and number of warrant shares for the Series A will be adjusted downward based on the Adjustment Price, which is the greater of (a) the lowest single-day VWAP during the period from the closing date through the initial Adjustment Date or (b) the Floor Price. These adjustments ensure that the total aggregate exercise price aligns with the original pricing terms, accounting for any prior exercises. No upward adjustments to the exercise price will occur. If an investor exercises early, no further adjustments apply to the exercised portion, but unexercised warrants remain subject to adjustment. The Floor Price will initially be 20% of the Nasdaq Minimum Price, or $0.0826 assuming a public offering price of $0.4130, as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the trading day immediately prior to the pricing of the offering.

The number of the number of Class A Shares issuable upon the exercise of the Series B Warrants will initially be zero. On the Initial Adjustment Date, the number of Class A Shares issuable upon the exercise of the Series B Warrants will be adjusted to equal an amount equal to the aggregate purchase price paid for the Units at the closing of the offering divided by the Adjustment Price, less the number of Units issued on the closing date (as further described in the Series B Warrant).

In addition, beginning six (6) months after the closing date of the offering and every six (6) months thereafter during the term of the Series A Warrants (each, an “Adjustment Date”), the Floor Price will be adjusted to equal 20% of the Nasdaq Minimum Price, or $0.0826 assuming a public offering price of $0.4130, as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the Adjustment Date and the exercise price of the Series A Warrants will be adjusted to equal the greater of (i) the Floor Price and (ii) lowest VWAP during the period commencing on the Adjustment Date and ending five (5) trading days thereafter. See “Description of Securities.”

Assumed Public Offering Price	$0.4130 per Unit, the closing price of our Class A Shares on August 7, 2025.

Ordinary shares outstanding before the offering	24,604,693 Class A Shares 8,945,307 Class B Shares 33,250,000 Total ordinary shares

Ordinary Shares to be outstanding after the offering	169,883,143 Class A Shares 8,945,307 Class B Shares 178,828,450 Total ordinary shares

Rights of Class A Shares and Class B Shares	The rights of holders of our Class A Shares and Class B Shares are essentially identical except for voting and conversion rights. Holders of our Class A Shares are entitled to 1 vote per share and holders of our Class B Shares are entitled to 20 votes per share, and each Class B Share is convertible into one Class A Share under certain circumstances. The Class A Shares are not convertible into Class B Shares under any circumstances. See “Description of Share Capital.”

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our Class A Shares is listed on The Nasdaq Capital Market under the symbol “YAAS”. There is no established public trading market for the Units, and we do not intend to list these securities on any national securities exchange or trading system.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 17 before deciding to invest in our securities.

Lock-ups

Our directors and executive officers and holders of 10% or more of our outstanding ordinary shares will agree with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Class A Shares or securities convertible into Class A Shares for a period of sixty calendar days after the closing of the offering. See “Underwriting.”

Unless otherwise indicated, all information contained in this prospectus assumes the sale of all of the Class A Shares offered hereby at an assumed public offering price of $0.4130 per share. The number of shares of our Class A Shares that are and will be outstanding immediately before and after this offering as shown above is based on 24,604,693 Class A Shares outstanding as of August 7, 2025.

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RISK FACTORS

Before you decide to purchase our ordinary shares, you should understand the high degree of risk involved. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes. Our results of operations, financial condition, business and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our ordinary shares could decline, perhaps significantly, and you could lose all or part of your investment.

Risks Related to this Offering

Sales of substantial amounts of our securities in the public market could depress the market price of our Class A Shares.

Our Class A Shares are listed for trading on the Nasdaq Capital Market. If our shareholders sell substantial amounts of our Class A Shares in the public market, including the Class A Shares issuable upon the exercise of the Series A Warrants, Series B Warrants and/or Pre-Funded Warrants, issued in this offering, and shares issued as consideration in any future acquisitions, or the market perceives that such sales may occur, the market price of our securities could fall and we may be unable to sell our securities in the future.

The Series A Warrants, Series B Warrants, and Pre-Funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Series A Warrants, Series B Warrants, or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants, Series B Warrants, or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Series A Warrants, Series B Warrants, and Pre-Funded Warrants will be limited.

Except as otherwise provided in the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, holders of Series A Warrants, Series B Warrants, and Pre-Funded Warrants purchased in this offering will have no rights as shareholders until such holders exercise their Series A Warrants, Series B Warrants, or Pre-Funded Warrants and acquire our Class A Shares.

Except as otherwise provided in the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, until holders of Series A Warrants, Series B Warrants or Pre-Funded Warrants acquire our Class A Shares upon exercise of the Series A Warrants, Series B Warrants or Pre-Funded Warrants, holders of Series A Warrants, Series B Warrants, and Pre-Funded Warrants will have no rights with respect to our Class A Shares underlying such Series A Warrants, Series B Warrants, and Pre-Funded Warrants. Upon the exercise of the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our Class A Shares only as to matters for which the record date occurs after the exercise date.

This offering may cause the trading price of our Class A Shares to decrease.

The price per Unit, together with the number of Class A Shares and Series A Warrants, Series B Warrants and Pre-Funded Warrants we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Class A Shares. This decrease may continue after the completion of this offering.

Resales of our Class A Shares in the public market by our shareholders as a result of this offering may cause the market price of our Class A Shares to fall.

We are registering up to 145,278,450 Class A Shares in the aggregate, issuable upon the exercise of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants (and Class A Shares issuable thereunder) offered under this prospectus. Sales of substantial amounts of our Class A Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Shares. The issuance of new Class A Shares could result in resales of our Class A Shares by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional Class A Shares or other equity or debt securities exercisable or convertible into Class A Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Provisions of the Series A Warrants and Series B Warrants offered pursuant to this prospectus could discourage an acquisition of us by a third-party.

Certain provisions of the Series A Warrants, Series B Warrants and/or Pre-Funded Warrants offered pursuant to this prospectus, The Series A Warrants, Series B Warrants, each prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the applicable warrants. These and other provisions of the Series A Warrants, Series B Warrants could prevent or deter a third-party from acquiring us even where the acquisition could be beneficial to you.

The Series A Warrants and Series B Warrants may have an adverse effect on the market price of our Class A Shares and make it more difficult to effect a business combination.

To the extent we issue Class A Shares to effect a future business combination, the potential for the issuance of a substantial number of additional Class A Shares upon exercise of the Series A Warrants and Series B Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Series A Warrants and Series B Warrants, when exercised, will increase the number of issued and outstanding Class A Shares and reduce the value of the shares issued to complete the business combination. Accordingly, the Series A Warrants and Series B Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the Class A Shares underlying the Series A Warrants and Series B Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Series A Warrants and/or Series B Warrants are exercised, you may experience dilution to your holdings.

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The Series A Warrants and Series B Warrants are speculative in nature.

The Series A Warrants and Series B Warrants offered hereby as part of the Units do not confer any rights of share of Class A Shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Class A Shares at a fixed price. Following this offering, the market value of the Series A Warrants and Series B Warrants will be uncertain and there can be no assurance that the market value of the Series A Warrants and Series B Warrants, if any, will equal or exceed their exercise prices, and consequently, whether it will ever be profitable for holders of Series A Warrants and Series B Warrants to exercise such Series A Warrants and Series B Warrants.

Exercise of currently outstanding Warrants will result in significant dilution.

The Series B Warrants are exercisable immediately and have no expiration date. The Series A Warrants are exercisable immediately and expire five years from the closing date. The number of securities issuable under the Series A Warrant and Series B Warrant are subject to adjustment as described in the Series A Warrant and Series B Warrant. Additionally, on the Initial Adjustment Date, the Series A Warrants will be subject to an adjustment process, in which the exercise price and number of warrant shares underlying the Series A Warrants will be adjusted so that the aggregate exercise price based on the Adjustment Price described below equals the aggregate exercise price at pricing (subject to deduction of exercised Series A Warrants). On the Initial Adjustment Date, the number of warrant shares underlying the Series B Warrant will be also adjusted to an amount equal to the aggregate purchase price paid for the Units at the closing of the offering divided by the Adjustment Price less the number of Units issued on the closing date (as further described in the Series B Warrant). In addition, beginning six (6) months after the closing date of the offering and every six (6) months thereafter during the term of the Series A Warrants (each, an “Periodic Adjustment Date”), the Floor Price will be adjusted to equal 20% of the Nasdaq Minimum Price as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the Periodic Adjustment Date and the exercise price of the Series A Warrants will be adjusted to equal the greater of (i) the Floor Price and (ii) lowest VWAP during the period commencing on the Periodic Adjustment Date and ending five (5) trading days thereafter.

It is expected that such floor price, adjusted down to 20% of the Nasdaq Minimum Price will be reached in which event, a maximum of 72,639,225 Class A Shares will be issuable upon exercise of Series A Warrants and a maximum of 58,111,379 Class A Shares will be issuable upon exercise of Series B Warrants. Exercise of large numbers of Series B Warrants with only nominal consideration will result in significant dilution for existing shareholders of the Company and will cause further drops in the market price for our Class A Shares.

If we fail to meet Nasdaq’s $1 minimum bid price per share requirement, our options of regaining compliance will be extremely limited.

As a result of this Offering, up to an aggregate of 145,278,450 Class A Shares will be issuable upon exercise of the Series A Warrants and the Series B Warrants, we do not expect to receive any proceeds from the exercise of the Series B Warrants. Exercise of large numbers of Class A Shares without consideration will result in significant dilution for purchasers of our Class A Shares and will cause further drops in the market price for our Class A Shares and may also result in the price falling below the $1.00 minimum bid price required by Nasdaq.

A failure to meet Nasdaq’s minimum bid price for a period of 30 consecutive business days will result in a Nasdaq notification of non-compliance. Generally, an issuer will have 180 calendar days from such notification to achieve compliance by meeting the minimum bid price requirement for at least 10 consecutive business days during the applicable compliance period. There can be no assurances, however, that we will be successful in satisfying the minimum bid price and all other initial listing standards for Nasdaq. If we cannot regain compliance in a timely manner, our Class A Shares will be subject to immediate trading suspension and removal to the over-the-counter market (the “OTC”). In that case, our only remedy will be an appeal for a hearing before a Nasdaq panel during which the suspension of our Class A Shares will be stayed.

Delisting of the Class A Shares from the Nasdaq and a move to the OTC could lead to negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities. If our Class A Shares is delisted by the Nasdaq the price of our Class A Shares decline, and a move to the OTC will have a negative impact on your ability to trade the Class A Shares since OTC securities tend to be less liquid.

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Our Operational and Execution Risks

We have incurred significant losses since our inception, and we intend to continue to invest in our business. As a result, we may continue to experience losses in the future.

We incurred net losses of approximately $1.28 million, $2.34 million and $5.56 million during the years ended September 30, 2024, 2023 and 2022,  and incurred net losses of approximately $1.74 million and $0.93 million during the six months ended March 31, 2025 and 2024, respectively.

We expect to continue to invest heavily in our product development and operations, to focus on our SaaS platform to increase our user base to support future growth, and to meet our expanded reporting and compliance obligations as a public company. We may not generate sufficient revenue to offset such costs to achieve or sustain profitability in the future.

We believe our current cash, operational cash flow, and the amount available from issuances of Class A Shares from our public offering will be sufficient to fund our working capital requirements beyond the next 12 months. This belief assumes, among other things, that we will be able to raise additional equity financing, will continue to be successful in implementing our business strategy and that there will be no material adverse developments in the business, liquidity or capital requirements. If one or more of these factors do not occur as expected, it could have a material adverse impact on our activities, including (i) reduction or delay of our business activities, (ii) forced sales of material assets, (iii) defaults on our obligations, or (iv) insolvency. Our planned investments may not result in increased revenue or growth of our business. We cannot assure you that we will be able to generate revenue sufficient to offset our expected cost increases and planned investments in our business and platform. As a result, we may incur significant losses for the foreseeable future, and may not be able to achieve and/or sustain profitability. If we fail to achieve and sustain profitability, then we may not be able to achieve our business plan, fund our business or continue as a going concern. The financial statements included in this prospectus do not contain any adjustments which might be necessary if we were unable to continue as a going concern.

We are dependent on our subsidiary Guangzhou Youxin’s PaaS platform to provide customized system development services.

We derive revenue from customized system development services through Guangzhou Youxin’s PaaS platform. As such, any significant interruptions to the PaaS platform by hacking, cyberattack or due to telecommunication failures, power shortages, natural disasters or other events which may cause disruptions in our daily operations, may reduce the attractiveness of our services, and result in a potential loss of our clients and their participation and consequently, our business and results of operations could be adversely affected. In addition, any measures to avoid information and technological system failures may not be effective or successful.

We have a limited operating history, making it difficult to forecast our future results of operations.

We commenced operations in 2018. Due to the limited operating history, our ability to accurately predict future operating results is limited and subject to a number of uncertainties, including our capacity to plan for future growth. Our past revenue growth is not necessarily indicative of our future performance.

Further, in future periods, our revenue growth could slow down or our revenue could decline for a number of reasons, including slowing demand for our products, increased competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described below. If our assumptions regarding these risks and uncertainties and our future revenue growth are incorrect, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and the business could suffer.

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We may have insufficient computing resources, transmission bandwidth and storage space, which could result in disruptions and the business, results of operations and financial condition could be adversely affected.

Our operations are dependent in part upon transmission bandwidth provided by third-party telecommunications network providers for access to data centers to house our servers and other computing resources. There can be no assurance that we are adequately prepared for unexpected increases in bandwidth and data center demands by our clients and their end users. The bandwidth and data centers we use may become unavailable for a variety of reasons, including service outages, payment disputes, network providers going out of business, natural disasters, networks imposing traffic limits, or governments adopting regulations that impact network operations. These bandwidth providers may become unwilling to sell adequate transmission bandwidth at fair market prices, if at all. This risk is heightened where market power is concentrated with one or a few major networks. We also may be unable to move quickly enough to improve the capacity to reflect growing traffic or security demands. Failure to put in place the capacity could result in a reduction in, or disruption of, service to our customers and ultimately a loss of those customers. Such a failure could result in our inability to acquire new customers when demanding capacity that is not available on our platform.

If our security measures or those of our third-party data center hosting facilities, cloud computing platform providers or third-party service partners, or the underlying infrastructure of the internet are breached, and unauthorized access is obtained to a client’s data, our data or our IT systems, or authorized access is blocked or disabled, our services may be perceived as not being secure, clients may refrain from or stop using the services, and we may incur significant reputational harm, legal exposure and liabilities, or a negative financial impact.

Our services involve the storage and transmission of our clients’ and their customers’ proprietary and other sensitive data, including financial information and other personal information. While we have security measures in place to protect our clients’ and their customers’ data, our services and underlying infrastructure may in the future be materially breached or compromised as a result of the following:

●	third-party attempts to fraudulently convince our employees, partners or clients to disclose sensitive information such as usernames, passwords or other information to gain access to our clients’ data or IT systems, or our data or our IT systems;

●	efforts by individuals or groups of hackers and sophisticated organizations, such as state-sponsored organizations or nation-states, to launch coordinated attacks, including ransomware and distributed denial-of-service attacks;

●	third-party attempts to abuse our marketing, advertising or social platforms to impersonate persons or organizations and disseminate information that is false or misleading;

●	cyberattacks on our internally built infrastructure on which many of our services operate, or on third-party cloud-computing platform providers;

●	vulnerabilities resulting from enhancements and updates to our existing service;

●	vulnerabilities existing within new technologies and infrastructures, including those from acquired companies;

●	attacks on, or vulnerabilities in, the many different underlying networks and services that power the internet our products depend on, most of which are not under our control or the control of our vendors, partners or clients; and

●	employee or contractor errors or intentional acts that compromise our security systems.

In addition, the changes in our work environment as a result of the COVID-19 pandemic could adversely affect our security measures, as well as our ability to address and respond to incidents quickly. These risks are mitigated, to the extent possible, by our ability to maintain and improve business and data governance policies, enhanced processes and internal security controls, including our ability to escalate and respond to known and potential risks. Although we have developed systems and processes designed to protect the clients’ and their customers’ proprietary and other sensitive data, we can provide no assurances that such measures will provide absolute security or that a material breach will not occur. For example, our ability to alleviate these risks may be impacted by the following:

●	frequent changes to and growth in complexity of the techniques that is used to breach, obtain unauthorized access to, or sabotage to our IT systems and infrastructure, which are generally not recognized until it is launched against a target, and could result in our being unable to anticipate or implement adequate measures to prevent such techniques;

●	the continued evolution of our internal IT system while sharing data and communicating internally and with our partners and clients, which increases the complexity of the IT systems;

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●	authorization by our clients to third-party technology providers to access client’s customer data, which may lead to the clients’ inability to protect their data that is stored on our servers; and

●	our limited control over the clients or third-party technology providers, or the processing of data by third-party technology providers, which may not allow us to maintain the integrity or security of such transmissions or processing.

To date, such identified security alerts have not been material or significant to us, including to our reputation or business operations. There can be no assurance that future cyberattacks will not be material or significant. Additionally, as our market presence grows, we may face increased risks of cyberattack attempts or security threats.

A security breach or incident could result in unauthorized parties obtaining access to, or the denial of authorized access to our IT systems or data, or our clients’ systems or data, including intellectual property and sensitive or other confidential information. A security breach could also result in a loss of confidence in the security of our services, damage our reputation, negatively impact our future sales, disrupt our business and lead to increases in insurance premiums and legal, regulatory and financial exposure and liability. Finally, the detection, prevention and remediation of known or potential security vulnerabilities, including those arising from third-party hardware or software, may result in additional financial burdens due to additional direct and indirect costs, such as additional infrastructure capacity spending to mitigate any system degradation and the reallocation of resources from development activities.

If we fail to prevent security breaches, improper access to or disclosure of our data or user data, or if it experiences other hacking and attacks, we may lose our users and the business; our reputation, financial condition and results of operations may be materially and adversely affected.

We have employed significant resources to develop our security measures against breaches. Although we have not experienced any material disruptions, outages, cyberattacks, attempts to breach our systems, or other similar incidents and do not expect the occurrence of such incidents in the future, our cybersecurity measures may not detect, prevent or control all attempts to compromise the systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that it otherwise maintains. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of client information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our supporting service providers, we may not be able to anticipate, or implement adequate measures to protect against these attacks.

We are likely in the future to be subject to these types of attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liabilities, our reputation would be harmed and we could suffer substantial revenue loss from lost sales and client dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our suppliers, clients or other participants, or the internet infrastructure on which the business depends. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

Defects or disruptions in our services could reduce demand for our services and subject it to substantial liability.

Because our services are complex and they incorporate a variety of hardware, proprietary software and third-party software, these services may have errors or defects that could result in unanticipated downtime for the clients and causes damage to our reputation and the business. Cloud services frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found defects in and experienced disruptions to our services, and new defects or disruptions may occur in the future. Such defects could be the result of any employee, contractor or other third-party acts or inaction, and it could negatively affect our brand and reputation. Additionally, such defects could create vulnerabilities that could inadvertently permit access to our protected clients’ data.

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In addition, our clients may use the services in unanticipated ways that may cause a disruption in the services for other clients attempting to access their data. If we acquire any companies, we may encounter difficulty in integrating the acquired technologies into our own services and in augmenting the technologies to meet the quality standards that are consistent with our brand and reputation. As a result, our services may have errors or defects resulting from the complexities of integrating acquisitions.

Since our clients use our services for important aspects of their business, any errors, defects and disruptions in service, update of our services or other performance problems could hurt our reputation and may damage our clients’ businesses. As a result, clients could assert claims against us, elect to not renew our services or delay or withhold payment to us.

If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected.

We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions through confidentiality, non-disclosure and invention assignment agreements with the key employees and third parties with whom we do business to establish, maintain and protect proprietary information and other intellectual property. These agreements may not effectively prevent disclosure of our confidential information, and it may be possible for unauthorized parties to copy the software or other proprietary technology or information, or to develop similar software independently with us lacking an adequate remedy for unauthorized use or disclosure of the confidential information. We may not be able to efficiently detect and prevent all misappropriation, unauthorized use or reverse engineering of the proprietary information and other intellectual property. For example, contractual restrictions may be breached, and we may not succeed in enforcing our rights or have adequate remedies for any breach of laws or contractual restrictions.

Moreover, our trade secrets may be disclosed to or otherwise become known or be independently developed by competitors, and in these situations we may have no or limited right to stop others’ use of our information. Furthermore, to the extent that the employees or other third parties with whom we do business use intellectual property owned by others in their work, disputes may arise as to the rights to such intellectual property. If, for any of the above reasons, our intellectual property is disclosed or misappropriated, it would have an adverse effect on our business, financial condition and results of operations.

Any interruptions or delays in services from third parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or from our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of our services and harm the business.

We currently serve our clients from third-party data center hosting facilities and cloud computing platform providers located in China. We also rely on computer hardware purchased or leased from, software licensed from, and cloud computing platforms provided by third parties in order to offer our services including database software, hardware and data from a variety of vendors. Any disruption or damage to, or failure of our systems generally, including the systems of the third-party platform providers, could result in interruptions in our services. We have from time-to-time experienced interruptions in our platform and such interruptions may occur in the future. As our reliance on these third-party systems increases, particularly with respect to third-party cloud computing platforms, our exposure to damage from service interruptions may increase. Interruptions in our services may result in penalties, may cause the clients to make warranty or other claims against us or to terminate their service agreement with us, and adversely affect our attrition rates and our ability to attract new clients, all of which would reduce our revenue. Our business and reputation would also be harmed if our clients and potential clients believe the services are unreliable.

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Our production environment and clients’ data are replicated in near real time in facilities located on the third-party cloud storage facilities located mainly in Eastern China. We do not control the operation of any of these facilities and they may be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. These facilities may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct, as well as local administrative actions (including shelter-in-place or similar orders), and changes to legal or permitting requirements and litigation to stop, limit or delay operation. Despite precautions taken at these facilities, such as disaster recovery and business continuity arrangements, the occurrence of a natural disaster or pandemic (including the COVID-19 pandemic), an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in our services.

These hardware, software, data and cloud computing platforms may not continue to be available at reasonable prices, on commercially reasonable terms or at all. Any loss of the right to use any of these hardware, software or cloud computing platforms could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained through purchase or license and integrated into our services.

If we do not accurately plan for the infrastructure capacity requirements and if we experience significant strains on our data center capacity, our clients could experience performance degradation or service outages that may subject them to financial liabilities and result in client losses and harm to our reputation and business. We only export client data and provide it to the client via a manual process by the database administrator if the client requests it in a form of log flow while the client will not have direct export or download access. As of the date of this prospectus, there are not any instances in which we have provided, transferred, or disclosed data information without a client request. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our services, which may affect the business.

Supporting our existing and growing client base could strain our personnel resources and infrastructure, and if we are unable to scale up our operations and increase productivity, we may not be able to successfully implement our business plan.

We continue to experience significant growth in our client base and personnel, which has placed a strain on and in the future may stress the capabilities of our management, administrative, operational and financial infrastructure. We anticipate that significant additional investments will be required to scale up our operations and increase productivity, to address the needs of our clients, to further develop and enhance our services, and to expand into new geographic areas for an overall growth. The additional investments will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. We may not be able to make these investments as quickly or effectively as necessary to successfully scale up our operations.

We regularly upgrade or replace our various software systems and processes. If the implementations of these new applications are delayed, or if we encounter unforeseen problems with our new systems and processes while migrating away from the existing systems and processes, our operations and our ability to manage the business could be negatively impacted. For example, our efforts to further automate our processes for client contracts may be complicated by unanticipated operating difficulties.

Our success will depend in part upon the ability of our senior management to manage our projected growth effectively. To do so, we must continue to increase the productivity of our existing employees and to hire, train and manage new employees as needed. We have offered a mixture of work-from-home and onsite working model to all employees. Our new office model and any adjustments made to our current and future office environment or work-from-home policies may not meet the needs and expectations of our workforce, which could negatively impact our ability to attract and retain employees. To manage the expected domestic and international growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls, our reporting systems and procedures, and our utilization of real estate. If we fail to successfully scale up our operations and increase productivity, we may be unable to execute our business plan.

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If our clients do not renew professional services or if they reduce the frequency of the subscription at the time of renewal, our revenue and current remaining performance obligation could decline and the business may suffer. If we cannot accurately predict renewals or upgrade rates, we may not meet the revenue targets, which may adversely affect the market price of our ordinary shares.

Our clients have no obligation to renew their subscriptions for our services after the expiration of their contractual professional service period, which is typically 12 months. In general, we will give clients 2 to 3 months’ notice before contract expiration to make a decision on renewal. If the clients choose not to renew, we will discontinue the service when the service term expires. In the normal course of business, some clients have elected not to renew or upgrade. In addition, our clients may renew for fewer subscriptions, renew for shorter contract lengths. It is difficult to predict attrition rates given our varied client base and the number of periodic professional service contracts. Our attrition rates may increase or fluctuate as a result of a number of factors, including client dissatisfaction with our services, clients’ spending levels, mix of client base, decreases in the number of users with our clients, competition, pricing increases or changes and deteriorating general economic conditions.

Our future success also depends in part on our ability to sell additional features and support services, renewal subscription or enhanced editions of our services to the current clients. Similarly, the rate at which our clients purchase new or enhanced services depends on a number of factors, including general economic conditions and that the clients do not react negatively to any price changes related to these additional features and services.

If the clients do not renew their services, do not purchase additional features, support services or renewal subscriptions or if attrition rates increase, our business could be harmed.

We depend on a small number of customers to derive a significant portion of our net revenues and this dependence is likely to continue.

We receive a significant portion of our net revenues from a limited number of major clients. For fiscal years ended September 30, 2024, 2023, and 2022, three, four and three of our customers each accounted for 10% or more of our total net revenue and collectively accounted for approximately 77%, 76% and 45% of our total net revenues, respectively. For the six months ended March 31, 2025 and 2024, three and three of our customers each accounted for 10% or more of our total net revenue and collectively accounted for approximately 82% and 79% of our total net revenues, respectively. Our ability to maintain close relationships with these major clients is essential to the success of our business. However, the purchase orders placed by specific clients may vary from period to period, and we typically do not have long-term purchase commitments from our clients. As a result, most of the clients could reduce or cease their use of our products and services at any time without any penalty or termination charges. A major client in one year may not provide the same level of revenues for it in any subsequent year. In addition, reliance on any individual client for a significant portion of our revenues may give that client a degree of pricing leverage when negotiating contracts and terms of service with us.

We typically enter into service agreements with our major clients relative to the technological services we provide, which generally outline the specific services we would provide, the service fees and the terms of service. Any data collected by the clients belong to such clients and they shall implement such rules and policies in relation to the data protection as required by applicable PRC laws and regulations. In addition, if we are in material default as specified under the agreement, we may be subject to payment of liquidated damages and return of any service fees we have received and the client will have the right to terminate the agreement. However, if the client terminates the agreement without any cause, the client shall make full payment of the service fees to us.

In terms of our sales process, the larger clients may demand more configuration, integration services and features. Because of these factors, these sales opportunities may require us to provide more sales support and professional service resources to each client. This could increase the costs and time needed to close sales and shift our own sales and professional service resources to a smaller number of larger transactions. It could also require us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met. But if our capability to provide standard SaaS products improves in the future, we may gradually rely less on large clients.

For large clients, professional services may also be performed by us, a third party, or a combination of our own staff and a third party. Our strategy is to work with those third parties to increase the breadth of capability and depth of capacity for delivery of these services to our clients. If a client is not satisfied with the quality of work performed by us or a third party or with the type of services or solutions delivered, it could incur additional costs to address the situation which could impair the profitability of a project while the client’s dissatisfaction with our services could damage our ability to obtain additional work from that client. In addition, negative publicity related to our client relationships, regardless of our accuracy, may further damage the business by affecting our ability to compete for new business with current or prospective clients.

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We may lose key members of the management team or development and operations personnel and may be unable to attract and retain employees we need to support operations and growth.

Our success depends substantially upon the continued services of our executive officers and other key members of management. From time to time, there may be changes in the executive management team resulting from the hiring or departure of executives. We are also substantially dependent on the continued service of the existing development and operations personnel because of the complexity of our services and technologies. Our executive officers, key management, development or operations personnel could terminate their employment with us at any time. The loss of one or more of these key employees or groups of employees could seriously harm the business.

The technology industry is subject to substantial and continuous competition for engineers with high levels of experience in designing, developing and managing software and internet-related services, as well as competition for sales executives, data scientists and operations personnel. We are committed to building a diverse workforce. We have experienced, and continue to experience, significant competition in talent recruitment and retention, and may not in the future be successful in our talent recruitment and retention or achieving the diversity goals we have set. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring, developing, integrating and retaining highly skilled employees with appropriate qualifications. If we fail to attract new personnel or fail to retain and motivate the current personnel, the business and future growth prospects could be severely harmed.

Any failure in our delivery of high-quality professional and technical support services may adversely affect our relationships with our clients and our financial results.

Our clients depend on our support establishment to resolve technical issues relating to the platform. We may be unable to respond quickly enough to accommodate short-term increases in client demand for support services across our varying and diverse products. Outsourced technical support may be suddenly and adversely impacted by unforeseen events, for example, as it occurred when certain business process outsourced were delayed due to conditions related to the COVID-19 pandemic. In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from the existing clients. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our service to existing and prospective clients, and our business, operating results and financial position.

Strategic and Industry Risks

We operate in an emerging and evolving market. If our market does not grow, or if it cannot expand our products and services to meet the demands of this market, and if we do not compete effectively, our operating results could be harmed, our revenue may decline, or fail to grow, and may continue to incur operating losses.

The PaaS cloud service market is at an early stage of development in China. There are uncertainties over the size and rate at which this market will grow, as well as whether our solutions and products will be widely adopted. Moreover, the cloud industry is subject to rapid technological change, evolving industry standards, regulations, as well as changing client needs, requirements and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. If it is unable to develop new solutions and products that satisfy our clients and provide enhancements and new features for our existing products that keep pace with rapid technological and industry change, our business, results of operations and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive products and services at lower prices more efficiently, more conveniently or more securely, such technologies could adversely impact our ability to compete effectively. Our current competitors include:

●	companies with internally developed applications (by our current and potential clients’ IT departments);

●	vendors of packaged business software, as well as companies offering enterprise applications delivered through on-premises infrastructure, enterprise software application vendors and cloud computing application service providers, either individually or with others;

●	software companies that provide their product or service free of charge as a single product or when bundled with other offerings, or only charge a premium for advanced features and functionality;

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●	vendors who offer software tailored to specific services that are more directed toward those specific services than our full suite of service;

●	suppliers of traditional business intelligence and data preparation products, as well as business analytics software companies;

●	marketing vendors, which may specialize in advertising, targeting, messaging, or campaign automation;

●	established and emerging cloud-only vendors and established on-premises vendors with e-commerce solutions productivity tool and email providers, unified communications providers and consumer application companies that have entered the business software market; and

●	traditional platform development environment companies and cloud computing development platform companies who may develop toolsets and products that allow clients to build new applications and run on the clients’ current infrastructure or as hosted services.

We may face more competition as we expand product sale and marketing. Some of our current and potential competitors may have competitive advantages, such as greater name recognition, longer operating histories, more significant installed bases, broader geographic scope, broader suites of service and larger marketing budgets, as well as substantially greater financial, technical, personnel and other resources. In addition, many of our current and potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators and resellers. We also experience competition from smaller, younger competitors that may be more agile in responding to customers’ demands. These competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements or provide more competitive pricing. As a result, even if our services are more effective than the products and services that our competitors offer, potential customers might select competitive products and services in lieu of purchasing our services. For all of these reasons, we may not be able to compete successfully against our current and future competitors, which could negatively impact our future sales and harm the business.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

Historically, we have spent more effort in research and technology to improve our services to attract clients and satisfy their customized needs. Our ability to further increase our customer base and achieve broader market acceptance of our platform will significantly depend on our ability to expand our marketing and sales operations. We also plan to dedicate significant resources to sales and marketing programs. All of these efforts will require us to invest significant financial and other resources and if that fails to attract additional customers and end users our business will be harmed.

Continuing growth in our business is also dependent upon identifying, developing and maintaining strategic relationships with additional retail channels that can drive substantial revenue. If we fail to identify additional channel partners in a timely and cost-effective manner, or at all, or are unable to assist our current and future channel partners in independently selling and deploying our products and services, then our business, operating results, and financial condition could be adversely affected.

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Our efforts to expand the sale and marketing and to develop and integrate the existing services in order to keep pace with technological developments may not succeed and may reduce our revenue growth rate and harm our business.

We obtain a significant portion of our revenue from our PaaS cloud services and we expect this will continue for the foreseeable future. Our efforts to expand our current service may not succeed and may reduce our revenue growth rate. To attract new clients and end users and keep our existing ones engaged, we must introduce new products and services and upgrade our existing offerings to meet their evolving preferences. We have launched our new SaaS standard product called Yunzhuidan, and will optimize the product functions based on its operation. It is uncertain whether our efforts and related investments will ever result in significant revenue. It is difficult to predict the preferences of a particular client or a specific group of customers. Changes and upgrades to our existing products may not be well received by our clients and end users, and newly introduced products or services may not achieve success as expected. For example, we may try to introduce more SaaS products for new industry verticals, with which we have little or no prior experience. Such efforts may require us to contribute a substantial amount of additional manpower and financial resources. We cannot ensure that any of such new products will achieve market acceptance or generate sufficient revenues to adequately compensate for the costs and expenses incurred in relation to our development and promotion efforts. Enhancements and new products and services that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with our platform or other products and services or may not achieve the broad market acceptance necessary to generate significant revenue. If we fail to improve the existing products and introduce new ones in a timely or cost-effective manner, our ability to attract and retain clients and end users may be impaired, and our financial performance and prospects may be adversely affected. In addition, we may be required to continuously enhance our artificial intelligence so that quality undertaking can be provided to our clients. Further, the introduction of significant platform changes and upgrades may not succeed, and early-stage interest and adoption of such new services may not result in long term success or significant revenue for it.

If we are unable to develop enhancements to, and new features for, our existing or new services that keep pace with rapid technological developments, our business could be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature, service or enhancement by clients, administrators and developers, as well as our ability to seamlessly integrate all of our product and service and develop adequate selling capabilities in new markets. Failure in this regard may significantly impair our revenue growth as well as negatively impact our operating results if the additional costs are not offset by additional revenues. In addition, because our services are designed to operate over various network technologies and on a variety of mobile devices, and our operating systems and computer hardware and software platforms use a standard browser, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, software, communication, browser, application development platform, WeChat Mini program platform and database technologies, as well as continue to maintain and support our services on legacy systems. We may not be successful in either developing these modifications and enhancements or in bringing them to market timely.

Additionally, if we fail to anticipate or identify significant internet-related and other technology trends and developments early enough, or if we do not devote appropriate resources to adapting to such trends and developments, our business could be harmed. Uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, including text messaging capabilities, or changes in client usage patterns thereof, could increase our research and development effort or service delivery expenses or lead to our increased reliance on certain vendors. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in client dissatisfaction and harm the business.

Our continued success depends on our ability to maintain and enhance our brands.

The brand identities that we have developed, including associations with trust, client priority and innovation, have significantly contributed to the success of our business. Maintaining and enhancing our brands are critical to expanding our base of clients, partners and employees. Our brands’ strength, particularly for our core services, will depend largely on our ability to remain a technology advantage and continue to provide high-quality innovative products, services and features securely reliably and in a manner that enhances our clients’ success even as we scale up and expand our services. In order to maintain and enhance the strength of our brands, we may make substantial investments to expand or improve our product and services or enter new markets that may be accompanied by initial complications or ultimately prove to be unsuccessful.

If we fail to maintain, enhance or protect our brands, or if we incur excessive expenses in our efforts to do so, our business, operating results and financial condition may be materially and adversely affected.

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If third-party developers and providers do not continue to embrace our technology delivery model and enterprise cloud computing services, or if our clients seek warranties from us for third-party applications, integrations, data and content, our business could be harmed.

Our success depends on the willingness of a growing community of third-party developers and implementation engineers to build applications and provide integrations, data and content that are complementary to our services. Without the continued development of these applications and provision of such integrations, data and content, both current and potential clients may not find our services sufficiently attractive, which could impact future sales. In addition, for those clients who authorize a third-party technology partner access to their data, it does not provide any warranty related to the functionality, security or integrity of the data access, transmission or processing. Despite contract provisions to protect us, clients may look to us to support and provide warranties for the third-party applications, integrations, data and content, even though those are not developed or sold by us, which may expose us to potential claims, liabilities and obligations, all of which could harm our reputation and our business.

Because we generally recognize revenue over the term of our customer agreements, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from clients ratably over the terms of their service and support agreements, which are typically 12 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters. Consequently, a decline in new or renewed service in any one quarter may not be reflected in our revenue results for that quarter. Any such decline, however, will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and changes in our attrition rate, may not be fully reflected in our results of operations until future periods, including changes resulting from the effects of the COVID-19 pandemic.

We benefit from integration of our products and services with those of our business partners. If these business partners choose not to partner with us in the future, our business and results of operations may be harmed.

We benefit from integration of our products and services with our business partners, for example, we are a member of Tencent’s Cloud Native Accelerator, cooperating with Tencent’s WeCom, regarding implementation. We also work with implementers such as Bluelinksys. If entities who serve as our business partners change their cooperation model with us, our business, results of operations and financial condition may be adversely affected. We may also face competition from our business partners in a number of areas, including innovations in our businesses. Such competition may adversely affect our competitive position, business prospects and our relationship with our business partners. It may be necessary in the future to renegotiate agreements relating to various aspects of these collaborations or business partnerships. In addition, if our business partners choose not to partner with us, or choose to form collaborations with our competitors’ platforms, our business, financial condition and results of operations could be harmed.

Legal and Regulatory Risks

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communications and business applications. Chinese government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting IT companies. Changes in these laws or regulations could require us to modify our products and platform in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees or other charges for accessing the internet or commerce conducted via the internet, These laws or charges would limit the growth of the internet-related commerce or communications generally or result in reductions in the demand for internet-based products and services such as our products and platform. Furthermore, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms,” and similar malicious programs. If the use of the internet is reduced as a result of these or other issues, then demand for our products could decline, which could adversely affect our business, results of operations and financial condition.

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Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our ability to conduct business.

The licensing requirements within the PRC cloud service industry are constantly evolving and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in China. The failure to obtain and/or maintain the licenses and permits required to conduct our business may subject us to various penalties, including confiscation of revenues, imposition of fines and/or restrictions on our business operations, or the discontinuation of our operations. Any such disruption in our business operations could materially and adversely affect our business, financial condition and results of operations. See “Regulations” for more details. However, we cannot assure you that we will be able to successfully obtain the licenses, including but not limited to the value-added telecommunication licenses with local counterparts of the Ministry of Industry and Information Technology, or the MIIT, if it is required under applicable laws and regulations in the future on a timely basis. Failure to do so may materially and adversely affect our business, financial condition, results of operations and prospects.

Our WFOE has obtained the registration certificate of foreign exchange on September 4, 2023.

Any failure to obtain registration or protection of our intellectual property rights could impair our ability to protect our proprietary technology and our brand, causing us to incur significant expenses and harm our business.

If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology, affecting our brand, causing us to incur significant expenses and harming our business. Any of our patents, trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. While we have many Chinese patents and pending Chinese and international patent applications, we may be unable to obtain patent protection for the technology covered in our patent applications or the patent protection may not be obtained quickly enough to meet our business needs. In addition, our existing patents and any patents issued in the future may not provide us with competitive advantages or may be challenged by third parties. Despite our efforts, we may still be unable to prevent third parties from using our intellectual property.

We may be required to spend significant resources and expenses to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. If we fail to protect our intellectual property rights, it could impact our ability to protect our technology and brand. Furthermore, any litigation, whether it is resolved in our favor, could result in significant expense to us, causing us to divert time and resources from our core business which results in harming our business.

We may be subject to claims by third parties for intellectual property infringement.

The software and internet industries are characterized by the existence of a large number of patents, trademarks, trade secrets and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We depend to a large extent on our ability to effectively develop and maintain intellectual property rights relating to the business. However, we cannot assure you that third parties will not put forward claims that our business infringes upon or otherwise violates patents, copyrights or other intellectual property rights which they hold, whether valid or otherwise. We may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors, or allegations that we are involved in unfair trade practices. Our PaaS cloud service business and SaaS standard product may become involved in litigious proceedings relating to allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and violations of rights of third parties. The validity, enforceability and scope of protection of intellectual property rights, particularly within China, are still evolving. As we may face increasing competition and as litigation becomes a more commonly pursued method for resolving commercial disputes in China, we may face a higher risk of being the subject of intellectual property infringement claims.

Defending against intellectual property claims is costly, time-consuming and can impose a significant burden on our management and resources. Further, there is no guarantee that we can obtain favorable final outcomes in all cases. Any adverse determination or settlement related to intellectual property claims or other litigation could prevent us from offering our services to others, could be material to our financial condition or cash flows, or both, or could otherwise adversely affect our operating results, including our operating cash flow in a particular period. In addition, depending on the nature and timing of any such dispute, an unfavorable resolution of a legal matter could materially affect our current or future results of operations or cash flows in a particular period.

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We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

We operate in a regulatory environment in which data privacy and protection is evolving. We cannot assure you that relevant governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect the cloud service industry, our clients and us. Regulatory investigations, restrictions, penalties and sanctions, whether targeted at us or not, may negatively affect the market environment in which we operate, our existing or potential clients, and our products and services, which may in turn have a material adverse effect on our business, results of operations and financial condition. It is also possible that we may become subject to additional or new laws and regulations regarding data privacy and protection in connection with the data we have access to and the data products and services we provide to our clients. Moreover, we may become subject to regulatory requirements as a result of utilization of our products and services by residents of, or travelers who visit, certain jurisdictions, such as the General Data Protection Regulation of the European Union, or the GDPR. Complying with additional or new regulatory requirements could force us to incur substantial costs or require us to change our business practices. Moreover, if a high-profile security breach occurs with respect to our competitors, people may lose trust in the security of cloud service providers generally, including us, which could damage the reputation of the industry, result in heightened regulation and strengthened regulatory enforcement and adversely affect our business and results of operations.

In recent years, the PRC government has enacted legislation relating to internet use to protect personal information from any unauthorized disclosure. For example, On August 22, 2019, the Cyberspace Administration of China (“CAC”) issued the Regulation on Cyber Protection of Children’s Personal Information, effective on October 1, 2019. On November 28, 2019, CAC, the General Office of the Ministry of Industry and Information Technology (“MIIT”), the General Office of the Ministry of Public Security (“MPS”) and the General Office of the State Administration for Market Regulation (“SAMR”) promulgated the Method for Identifying the Illegal Collection and Use of Personal Information by Apps, taking effect on November 28, 2019. The Cybersecurity Law of the PRC (the “Cybersecurity Law”), as adopted by the Standing Committee of the National People’s Congress (“SCNPC”) on November 7, 2016, has come into force on June 1, 2017. In addition, SCNPC promulgated the Data Security Law of the People’s Republic of China (the “Data Security Law”) on June 10, 2021, which became effective on September 1, 2021. The Administrative Provisions on Security Vulnerability of Network Products (the “Provisions”) was jointly promulgated by the MIIT, the CAC and the MPS on July 12, 2021 and took effect on September 1, 2021. Personal Information Protection Law (the “Personal Information Protection Law”) was promulgated in August 2021 and became effective on November 1, 2021. On December 28, 2021, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”). The Cybersecurity Review Measures took effect on February 1, 2022 and replace the Measures for Cybersecurity Review promulgated in April 2020. On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on September 1, 2022. On December 8, 2022, the MIIT issued the Measures for Data Security Administration in the Industry and Information Technology Field (Trial Implementation) (the “Administration Measures”), which became effective on January 1, 2023. See “Regulations” for more details.

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The above laws and regulations are relatively new and subject to interpretation by the regulator. Although we only gain access to limited personal contact information that is necessary for, and relevant to, the services provided, we cannot assure you that whether the data we obtain, and use may include information that is deemed as “personal information” under the PRC Cyber Security Law and related data privacy and protection laws and regulations. We have placed great emphasis on protection of consumer’s data privacy and have established the information security management system; we have adopted rigorous data security measures to prevent our data from unauthorized access or use or being retrieved to establish any connection with the device owners’ identities. We will store the mobile phone number, ID number and address information of users in the order and payment module. However, such information is desensitized, so we do not have the ability to access user information in the whole chain. Technically, we have symmetric key to protect the security of customers. We strive to comply with all applicable laws and regulations relating to privacy and data collection, processing, use, and disclosure. These laws and regulations are continually evolving, are not always clear, and are not always consistent across the jurisdictions in which we do business, and the measures we take to comply with these laws, regulations and industry standards may not always be effective. In addition, there has been an increase in regulatory activities in connection with privacy and data protection in China, and the regulatory landscape is becoming more complex with increasingly strict requirements. We may be subject to litigation or enforcement action or reduced demand for the solutions or services if our suppliers or our clients fail to abide by applicable privacy laws or to provide adequate notice and/or obtain consent from end users. Any proceeding or perception of concerns relating to our collection, use, disclosure, and retention of data, including our security measures applicable to the data we collect, whether or not valid, could adversely affect our reputation. In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards. We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations. Because the interpretation and application of laws, regulations, standards and other obligations relating to data privacy and security are still uncertain, it is possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies or the features of our products and services. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded to require changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business, financial condition and results of operations. Furthermore, the developing requirements relating to clear and prominent privacy notices (including in the context of obtaining informed and specific consents to the collection and processing of personal data, where applicable) may potentially deter end users from consenting to certain uses of their personal data. In general, negative publicity of us or our industry regarding actual or perceived violations of our end users’ privacy-related rights, including fines and enforcement actions against us or other similarly placed businesses, also may impair users’ trust in our privacy practices and make them reluctant to give their consent to share their data with us. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us; it could harm our reputation and brand, damage our relationships with consumers and have a material and adverse impact on our business, financial condition and results of operations.

Actual or alleged failure to comply with data privacy and protection laws and regulations could have a serious adverse effect on our reputation, and discourage current and potential consumers and users from using our services and adversely affect our business.

We are not a platform company that processes and analyzes user data to generate revenue. Instead, we are purely an enterprise software service company that only charges for product features. While we have adopted some measures to comply with the laws and regulations relating to the protection of personal information in China, we cannot guarantee the effectiveness of these measures. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, any failure or perceived failure of our employees to comply with our internal control measures, may result in negative publicity and legal proceedings or regulatory actions against it, and could damage our reputation, discourage current and potential agents, consumers and service providers from using the services and subject it to fines and damages, which could have a material adverse effect on our business and results of operations.

With regard to our commercial arrangements, we and our counterparties, including third-party developers and external service providers, might be subject to contractual obligations regarding the processing of personal data. While we believe our and our counterparties’ conduct under these agreements is in material compliance with all applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we or our counterparties may fail, or be alleged to have failed, to be in full compliance. In the event that our acts or omissions result in alleged or actual failure to comply with applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we may incur liability. While we endeavor to include indemnification provisions or other protections in such agreements to mitigate liability and losses stemming from our counterparties’ acts or omissions, we may not always be able to negotiate for such protections and, even where we can, there is no guarantee that our counterparties will honor such provisions or that such protections will cover the full scope of our liabilities and losses.

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Our insurance coverage may be inadequate to cover all significant risk exposures.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations, which is a general market practice in cloud service industry. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may be involved in legal and other proceedings arising out of our operations from time to time and may face significant liabilities as a result.

We may be involved in disputes arising from our operations. These disputes may lead to various legal or other proceedings and may result in substantial costs, damages to our brand and reputation and a diversion of resources and management’s attention. In addition, we may have disagreements with regulatory bodies in the course of our operations which may subject us to administrative proceedings and unfavorable decrees that result in pecuniary liabilities or otherwise disrupt the business operations. We cannot assure you that we will not be involved in any major disputes or legal or other proceedings in the future. Furthermore, we seek to structure our business in a tax efficient manner. If any of our arrangements is successfully challenged by the relevant tax authorities, we may incur additional tax liabilities, which could adversely affect our financial condition or results of operations. On top of that, from time to time our directors and senior management may be parties to litigation or other legal proceedings. Even though we may not be directly involved in such proceedings, such proceedings may affect our reputation and, consequently, adversely impact our business.

We rely on a limited number of suppliers, manufacturers, and logistics partners for our products. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers and customers for our products, which exposes to supply chain and other risks. We have previously experienced, and may experience in the future, logistical constraints that cause delays. Although we believe we have redundancy and alternatives for the suppliers for the key components of our products, our reliance on a limited number of suppliers for the components and parts for our products and the geographic concentration among our suppliers increase our supply chain risk. In addition, we do not have long-term binding commitments with any of our suppliers and instead operate on a purchase order basis. Therefore, we have no guarantee that they will continue to supply products or components for us on an ongoing basis. In the event of interruption from any of our suppliers, we may not be able to replace or increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Such suppliers also have experienced and may continue to experience logistical constraints arising from the COVID-19 pandemic.

Our suppliers and partners have no obligation to continue to accept purchase orders from us, and we may be unable to get them to accept additional orders or engage an alternate supplier on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. For example, it may take a significant amount of time to identify a supplier that has the capability and resources to build our SaaS products and PaaS platform to our specifications in sufficient volume. Identifying suitable suppliers and logistics partners is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers or logistics partners could have an adverse effect on our business, financial condition, and results of operations.

Risks Related to Doing Business in China

The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China.

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The China regulatory authority has the right to regulate our operations in accordance with the PRC laws and regulations, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Youxin Technology Ltd is a holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries, in particular, WFOE and its subsidiary, Guangzhou Youxin. Our operations are all located in China, and all of our clients are PRC entities. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, the China regulatory authority may exercise oversight, and the regulations to which we are subject may change. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China may be subject to change. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in China may require additional costs to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or suspend our development;

●	result in negative publicity on our reputation or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our operations could be materially and adversely affected as well as the value of our ordinary shares.

The Chinese government exerts oversight and supervision over the manner in which we must conduct our business activities and may intervene or influence our operations   at any time  in accordance with the applicable laws and regulations, which could result in a material change in our operations and the value of our shares.

The Chinese government has exercised and continues to exercise oversight and supervision over the Chinese economy in accordance with applicable laws and regulations. Our ability to operate in China is subject to changes in those laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations.

Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering under PRC rules, regulations or policies.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of  PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission (“CSRC”) prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

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On February 17, 2023, the CSRC issued the Trial Administrative Measures and relevant supporting guidelines, which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC. Since our PRC subsidiary Guangzhou Youxin contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2023 and September 30, 2024 and our operations are substantially conducted in the PRC, this offering constitutes an indirect offering by domestic companies under the Trial Administrative Measures and we are therefore subject to the filing requirements for this offering thereunder.

Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. On September 6, 2024, the MOFCOM, and the NDRC promulgated the Special Administrative Measures for Access of Foreign Investment (2024 Edition), or the Negative List (2024). The Negative List (2024) stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. However, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we should obtain such approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

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Our business is subject to various government regulations and regulatory interference. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, it is uncertain whether or when we might be required to obtain permission from any related PRC government to list our shares on Nasdaq, and even if such permission is obtained, whether it will be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless. If our subsidiary (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

If we are unable to complete the filing with the CSRC in a timely manner, the securities to be offered may substantially decline in value and become worthless.

According to the Trial Measures and the five supporting guidelines (collectively, the “New Overseas Listing Rules”), a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within three working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within three working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of such event. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of Trial Administrative Measures shall be deemed as the Existing Issuers. Although Existing Issuers are not required to complete the filing procedures immediately, Existing Issuers shall be required to file with the CSRC for any subsequent offerings.

Since we did not obtain approval from the SEC for the overseas offering and listing of our Class A Shares on or before March 31, 2023, our PRC counsel advised us that we are required to complete the filing procedures with the CSRC in connection with our initial public offering and listing. We submitted the required filing materials to the CSRC on June 7, 2023. The CSRC accepted the filing application documents and provided its comments on July 11, 2023. We submitted the response to those comments on July 25, 2023. On February 7, 2024, we received from the CSRC a filing notice which indicated that we had completed the required filing application procedures for our initial public offering.

According to the Trial Administrative Measures, we, once listed overseas, are required to submit the required filing materials to the CSRC for any follow-on offerings in the same overseas stock market, such as this offering, within three business days upon the completion of such offerings, as long as we continue to fall under the scope of “overseas securities offering and listing by PRC domestic companies,” as explained above. We plan to submit the required filing materials to the CSRC within three business days upon the completion of this offering. The CSRC usually will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents if the filing documents are complete and comply with the stipulated documents. However, during the filing process, the CSRC may request us to comply with additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. Any failure on our part to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares, which will cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Shares to significantly decline in value or become worthless.

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Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or become worthless.

Relative to the CSRC’s Trial Administrative Measures and five supporting guidelines, which went into effect on March 31, 2023, and pursuant to Article 16 of the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall submit filing materials to the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Where an issuer offers securities in the same overseas market after overseas initial public offerings or listing, it shall submit filing materials to the CSRC within three working days after completion of offering.

Pursuant to the Trial Administrative Measures, we have to file with the CSRC with respect to this offering, and the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents, if the filing documents are complete and in compliance with the stipulated requirements. However, during the filing process, the CSRC may request our company to supply additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. The required filing materials with the CSRC in relation to the offering include (without limitation): (i) record-filing reports and related undertakings; (ii) PRC legal opinions issued by domestic law firms (with related undertakings). Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC.

Since our PRC subsidiary contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2024, September 30, 2023 and September 30, 2022, and our operations are substantially conducted in the PRC, our offering constitutes an indirect offering by domestic companies under the Trial Administrative Measures and we are therefore required to complete the filing procedures with the CSRC in connection with this offering. Any failure or perceived failure of our company to fully comply with the filing requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. Also see “RISK FACTORS – Risks Related to Doing Business in China – If we are unable to complete the filing with the CSRC in a timely manner, the securities to be offered may substantially decline in value and become worthless” for more details as to the risks related to our compliance of the Trial Measures.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

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The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference, but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, and regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

We are also subject to the legal and operational risks associated with being based in and having substantially all operations in Mainland China. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China. These risks may result in material changes in operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures (2021 version) was issued, which became effective on February 15, 2022. The Anti-Monopoly Law, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. As of the date of this prospectus, the above regulations have not impacted our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our overall business and financial outlook.

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The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in those laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in China or particular regions thereof and could require us to materially change our operating activities or divest ourselves of any interests we hold in Chinese assets. Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Chinese operations.

Further, Chinese government continues to exert more oversight and control over Chinese technology firms. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and BOSS Zhipin of Kanzhun Limited (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

Therefore, CSRC and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology filed. Additional compliance procedures may be required in connection with this offering and our business operations, and, if required, we cannot predict we will be able to obtain such approval. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our ordinary shares to significantly decline or be worthless.

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We may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures (2020 Version), which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services that affect or may affect national security. On December 28, 2021, the Cybersecurity Review Measures (2021 Version) was promulgated and became effective on February 15, 2022 and the Cybersecurity Review Measures (2020 Version) was repealed at the same time. The Cybersecurity Review Measures (2021 Version) iterates that the procurement of any network product or service by CIIOs or the conducting of data processing activities by online platform operators, that affects or may affect national security, shall be subject to a cybersecurity review, and any online platform operators controlling personal information of more than 1 million users which seeks to list in a foreign stock exchange should apply for a cybersecurity review.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. And on September 24, 2024, the State Council published the Network Data Security Administrative Regulations which became effect on January 1, 2025. The Network Data Security Administrative Regulations provides that network data processing operators engaging in network data processing activities that affect or may affect national security must be subject to the cybersecurity review in accordance with applicable national laws. According to the Cybersecurity Review Measures (2021 Version), a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The state establishes a data classification protection system. According to the impact and importance of data on national security, public interests or the legitimate rights and interests of individuals and organizations, data are divided into general data, important data and core data, and different protection measures are taken for different levels of data. The state focuses on the protection of personal information and important data, and strictly protects core data. The Cybersecurity Review Measures (2021 Version) further require that online platform operators that possess personal data of at least one (1) million users must apply for a cybersecurity review if they plan to conduct listings in foreign countries.

While the Cybersecurity Review Measures (2021 Version) and the Network Data Security Administrative Regulations were recently adopted, and their implementation provisions and anticipated adoption or effective date remains are not issued yet. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO,” “online platform operators,” “data processors,” or “data handlers” will be determined according to the then applicable laws and regulations. Further, any future regulatory changes would impose additional requirements on companies like us. We do not believe our business and activities would affect or may affect national security or we are among the “operators of critical information infrastructure” as mentioned above. However, as of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or an online platform operator or requiring it to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. As the interpretation or implementation of those rules and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures (2021 Version) and Network Data Security Administrative Regulations, there is no assurance that we would not be subject to the cybersecurity review or other governmental procedures under those rules. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply. We cannot assure you that we can fully or timely comply with such laws should they be deemed applicable to our operations. We may be required to suspend new user registration in China or experience other disruptions to our operations should it be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in negative publicity with respect to us and diversion of our managerial and financial resources. There is no certainty as to how such review or prescribed actions would impact our operations and we cannot guarantee that any clearance can be obtained or any actions that may be required for our listing on the Nasdaq Capital Market and the offering as well can be taken in a timely manner, or at all.

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The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the NPC promulgated the Law of the PRC on Safeguarding National Security in Hong Kong. The interpretation of the Law of the PRC on Safeguarding National Security in Hong Kong involves a degree of uncertainty.

Recently, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. The PRC government will also check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the Law of the PRC on Safeguarding National Security in Hong Kong) are expected to apply to Mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from Mainland China. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong.

Given the PRC government’s significant oversight over the conduct of business operations in Mainland China and in Hong Kong, and in light of the PRC government’s recent extension of authority not only in Mainland China but into Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in the PRC can change quickly with little or no advance notice. For example, the government of Hong Kong may enact similar laws and regulations to those in Mainland China, which may seek to exert control over offerings conducted overseas by Hong Kong companies. If any or all of the foregoing were to occur, it could affect our operations and limit or hinder our ability to offer securities to overseas investors or remain listed in the U.S., which could cause the value of the securities we are registering for sale to significantly decline or become worthless.

Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.

China’s overall economy and the average wage have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we can pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.

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In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with employees and paying various statutory employee benefits, including pensions insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In addition, enterprises are forbidden to force laborers to work beyond the time limit and employers shall pay laborers for overtime work in accordance with the laws and regulations. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

We cannot assure you that we will be able to comply with all labor-related law and regulations, including those relating to obligations to make social insurance payments, to contribute to the housing provident fund, and to make overtime payment and other similar payment payable by us to our employees. If it is deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to employees and be subject to orders by competent labor authorities for rectification, and failure to comply with the orders may further subject us to administrative fines. In such an event, our business, financial condition and results of operations will be adversely affected.

Our business may be negatively affected by the potential obligations if we fail to comply with social insurance and housing provident fund related laws and regulations.

We conduct our core business in PRC, and we are required by PRC labor laws and regulations to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund, to designated government agencies for the benefit of our employees and associates. In October 2010, SCNPC promulgated the Social Insurance Law of PRC, effective on July 1, 2011 and amended it on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund, which was amended on March 24, 2002 and March 24, 2019. Companies registered and operating in China are required under the Social Insurance Law of PRC and the Regulations on the Administration of Housing Provident Fund to apply for social insurance registration and housing provident fund deposit registration within thirty (30) days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. According to the PRC Social Insurance Law, if a person or entity obtains social insurance benefits through fraud, falsification of documents, or other means, the social insurance administrative department must order the fraudulent social insurance benefits to be returned and impose a fine equal to or less than five times the fraudulent amount. We could be subject to orders by competent labor authorities for rectification if we fail to comply with such social insurance and housing provident fund related laws and regulations, and failure to comply with the orders may further subject us to administrative fines. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

We did not make contributions in full for the social insurance fund and housing provident fund for our employees as required under the relevant PRC laws and regulations. Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding any non-compliance in this regard, we cannot assure that we will not be subject to any order to rectify non-compliance in the future, nor can we assure that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, we may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect our business, financial condition and results of operations.

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Our business may be negatively affected by the potential obligations if we fail to comply with PRC laws and regulations relating to compensations for laid-off employees.

According to the PRC Labor Contract Law (the “PRC Labor Contract Law”) which was promulgated by the Standing Committee of the National People’s Congress on June 29, 2007, with the latest amendment taking effect on July 1, 2013, when an employer terminates the labor contract with an employee through negotiations, the employer shall pay to the employee compensations based on the number of years the employee has worked for the employer. If an employer fails to pay, the labor administrative department may order the employer to pay to the employee the statutorily required compensations within a time limit; if payment is not made within the time limit, the employer may be ordered to pay an extra compensation to the employee at a rate of not less than 50 percent and not more than 100 percent of the payable amount.

As of the date of this prospectus, we did not make compensations for certain laid-off employees to the extent as required by the PRC Labor Contract Law and other applicable laws and regulations. Therefore, we may be ordered by the competent authority to pay to the laid-off employees the statutorily required compensations within a time limit; if payment is not made within the time limit, we may be ordered to pay an extra compensation to the laid-off employees at a rate of not less than 50 percent and not more than 100 percent of the payable amount.

Failure to keep the net log for the length of period as required under applicable PRC laws may expose us to potential penalties.

The Cybersecurity Law provides that network operators shall, according to the requirements of the rules for graded protection of cybersecurity, take technical measures to monitor and record the status of network operation and cybersecurity incidents, and preserve relevant net logs for not less than six months, failing which the competent department may order it to take corrective action and give it a warning. If the operator refuses to take corrective action, or such consequences as endangering cybersecurity are caused, the operator may be subject to fines not less than RMB10,000 but not more than RMB100,000, and its directly responsible person in charge may be imposed on fines not less than RMB5,000 but not more than RMB50,000.

We did not keep the net log for at least a period of six months as required by the Cybersecurity Law, and therefore we may be subject to orders by competent authority to take corrective actions, and fines not less than RMB10,000 but not more than RMB100,000, and our directly responsible person in charge may be imposed on fines not less than RMB5,000 but not more than RMB50,000.

Failing to register lease agreements with the relevant PRC government authorities as required by PRC law may expose us to potential fines.

Under PRC law, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to rectify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, all of our lease agreements for our leased buildings in China have been registered with the relevant PRC government authorities. We cannot guarantee, however, all leases will be registered timely by the lessors in the future. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors.

Our rights to use our leased properties could be challenged by property owners or other third parties, which may disrupt our operations and incur relocation costs.

There may be risks that our use of the leased properties is inconsistent with the designated purpose of the property use, for example a leased property might be leased to use for office space only but not for any other purposes, in which case we may not be able to continue to use the leased properties. The above risks might interrupt our business operations. Moreover, if our lease agreements are challenged by third parties, it could result in diversion of management attention and cause us to incur costs associated with defending such actions, even if such challenges are ultimately determined in our favor.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and provide services in Mainland China, which may experience corruption. Our activities in Mainland China create the risk of unauthorized payments or offers of payments by one of the employees or the consultants, because these parties are not always subject to our control. We are in the process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business.

Our existing safeguards and any future improvements may prove to be less than effective, and the employees or the consultants may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. The PRC government exercises significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, the growth rate or strategy, our results of operations could be adversely affected as a result.

Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business.

We are an offshore holding company conducting our operations in Mainland China through our subsidiaries. We may make loans to the subsidiaries subject to the approval from or registration with governmental authorities and limitation on amount, we may make additional capital contributions to the subsidiaries, we may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or we may acquire offshore entities with business operations in Mainland China in an offshore transaction.

Most of the aforementioned ways of making loans or investments in PRC entities are subject to PRC regulations, registrations, submission or approvals. For example, any loans to the subsidiaries and WFOE are subject to applicable foreign loan registrations with the local counterpart of the State Administration of Foreign Exchange (“SAFE”) and limitation on amount under PRC law. If we decide to finance our subsidiaries and WFOE by means of capital contributions, these capital contributions are subject to submission of information to and registration with certain PRC government authorities, including MOFCOM or its local counterparts and the State Administration of Market Regulation (“SAMR”) through its Enterprise Registration System, the National Enterprise Credit Information Publicity System and the local counterpart of SAFE. In addition, an FIE shall use its capital pursuant to the principle of authenticity and self-use in accordance within its business scope.

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SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign Invested Enterprises, or SAFE Circular 19, effective June 2015 and amended in December 2019, in replacement of a former regulation. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans (unless otherwise permitted in the business license), the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond our business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Specifically, SAFE Circular 16 provides that the capital of an FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of such FIE or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments in financial management other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in Mainland China. On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. On April 10, 2020, the SAFE promulgated the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business, or SAFE Circular 8, under which eligible enterprises are allowed to make domestic payments by using their capital funds, foreign loans and the income under capital accounts of overseas listing without providing the evidentiary materials concerning authenticity of each expenditure in advance, provided that their capital use shall be authentic and conforms to the prevailing administrative regulations on the use of income under capital accounts. However, since the SAFE Circular 28 and SAFE Circular 8 are relatively new, it is unclear how SAFE and competent banks will carry them out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations, submission or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans by us to WFOE or our subsidiaries or with respect to future capital contributions by us to WFOE or our subsidiaries If we fail to complete such registrations, submission or obtain such approvals, our ability to use the proceeds from our public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses only through our subsidiary in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiary. If the PRC subsidiary incurs debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

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Our business may be materially and adversely affected if our PRC Subsidiary declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

The PRC subsidiary holds certain assets that are important to our business operations. If any of the PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and lastly amended in 2019, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective on May 13, 2013 and lastly amended in 2019, if our PRC Subsidiary undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

To the extent cash in the business is in the PRC and Hong Kong or a PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong.

To the extent cash is generated in our PRC subsidiary and may need to be used to fund operations outside of Mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in the PRC or held by a PRC entity, the assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer funds or assets by the PRC government. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, any funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer funds or assets by the PRC government. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on our ability to transfer or distribute cash, which could result in an inability or prohibition on making transfers or distributions to entities outside of Mainland China and Hong Kong and adversely affect our business. Saved as the foregoing limitations imposed by the PRC government as described hereto, there are currently no limitations on our or our subsidiaries’ ability to transfer cash to investors.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

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Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Even though largely all of our revenue and expenses are denominated in RMB, fluctuations in exchange rates may nonetheless in the future adversely affect the value of our net assets and earnings. In particular, proceeds from the offering are made in U.S. dollars. Any unfavorable movement in the exchange rate of RMB against the U.S. dollar may adversely affect the value of our proceeds from the Offering. In addition, any unfavorable movement in the exchange rate of RMB against other foreign currencies may also lead to an increase in our costs, which could adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of process or enforcing foreign judgments against us, our respective executive officers and directors residing in China.

Substantially all of our assets are located in China and all of our directors and senior management reside in China. Therefore, it may not be possible to effect service of process or elsewhere outside of China upon us, our respective directors or senior management. Moreover, China has not entered into treaties for the reciprocal recognition and enforcement of court judgments with Japan, the United Kingdom, the United States and many other countries. As a result, recognition and enforcement in China of a court judgment obtained in other jurisdictions may be difficult or impossible.

There are uncertainties under the PRC laws relating to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was officially promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (the “Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration. Article 177 further provides that the overseas securities regulatory authorities may not carry out investigations and evidence collection directly within the territory of the PRC, and that no Chinese entity or individual is allowed to provide any documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Moreover, the Civil Procedure Law of the PRC, promulgated in 1991 and last amended in 2017, provides that except for the request for and provision of judicial assistance in accordance with international treaties concluded or participated by the PRC, or via diplomatic channels, no foreign agency or individual may, without the consent of the competent authorities of the PRC, carry out investigation or collect evidence within the territory of the PRC.

It is our understanding that (i) the Article 177 is applicable in the circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent PRC authorities) and (ii) as of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of the Article 177.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out the investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. regulators could succeed in establishing such cross-border cooperation in a specific case or could establish the cooperation in a timely manner.

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Furthermore, as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the CSRC or other relevant government authorities. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC. If U.S. regulators are unable to conduct such investigations, such U.S. regulators may determine to suspend and ultimately delist our ordinary shares from The Nasdaq Capital Market or choose to suspend or de-register our SEC registration.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the U.S. Securities and Exchange Commission (“SEC”). Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and our business operations will be severely hampered and your investment in our shares could be rendered worthless.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our ability to distribute profits to us, or otherwise adversely affect us.

The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

We have requested PRC residents whom we know hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under Circular 37 and other related rules. However, we cannot assure you that the registration will be duly and timely completed with the local SAFE branch or qualified banks. In addition, we may not be informed of the identities of all of the PRC residents holding direct or indirect interests in our company. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities.

Other than Circular 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

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We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our PRC subsidiary to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

If our subsidiaries were to lose their favorable tax treatments, we could face higher tax rates than we currently pay for much of our revenues.

The PRC Enterprise Income Tax Law (“EIT Law”), which became effective on January 1, 2008, and was last amended on December 29, 2018, generally applies a uniform enterprise income tax (“EIT”) rate of 25% to both foreign-invested enterprises (“FIEs”) and domestic enterprises. Certified High and New Technology Enterprises (“HNTE”) are entitled to a favorable statutory tax rate of 15%, but need to re-apply every three years. During this three-year period, if a competent authority finds that an HNTE does not meet the HNTE criteria, the enterprise cannot continue to enjoy the 15% preferential tax rate, and must instead use the regular 25% EIT rate.

Since Guangzhou Youxin was approved as an HNTE (High and New Technology Enterprise) on December 20, 2021, Guangzhou Youxin was entitled to a reduced income tax rate of 15% from 2021 to 2024.

As Guangzhou Youxin failed to obtain the renewed HNTE certificate in 2024, Guangzhou Youxin will no longer be recognized as HNTE after December 20, 2024 and thus it is subject to the income tax rate of 25% from 2024.

If we fail to maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our PaaS cloud services business in China, or if we are required to take compliance actions that are time-consuming or costly, our business, financial condition and results of operations related to our PaaS cloud service and SaaS standard product may be materially and adversely affected.

On May 10, 2021, Guangzhou Youxin obtained “Information Security Management System Certification”, which proves that the company’s information security management system has passed the evaluation of NOA Certification and complies with GB/T 22080-2016/ISO/IEC 27001:2013 standard, and the scope of certification is “information security management activities related to the development and maintenance of computer software”.

On February 24, 2021, the Guangzhou Municipal Public Security Bureau issued the “Information System Security Level Protection Record Certificate” (No. 4401061303900001) to us, which was filed for the third level of Youxin Cloud System of Youxin Technology. This certification is made by the Public Security Authority that recognizes and assesses the information system security level protection status of each institution, in accordance with the national information security protection regulations and relevant systems, and the management norms and technical standards. What Guangzhou Youxin obtained is referred to as “Level 3 Equal protection”, which is the highest level of information protection certification for non-banking organizations in China. The Guangzhou Municipal Public Security Bureau conducts on-site inspection of Guangzhou Youxin annually. Guangzhou Youxin passed the annual inspection in May 2024. If Guangzhou Youxin fails the inspection, it will not affect its regular operations; However, it may affect the customer’s confidence in the information security of Youxin Cloud.

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Considerable uncertainties exist regarding the interpretation and implementation of existing and future laws and regulations governing our business activities. We cannot assure you that we will not be found in violation of any future laws and regulations or any of the laws and regulations currently in effect due to changes in the relevant authorities’ interpretation of these laws and regulations. If we fail to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, we may be subject to various penalties, such as confiscation of the revenue that were generated through the unlicensed internet activities, the imposition of fines and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income.

Pursuant to the EIT Law, which came into effect on January 1, 2008 and was most recently amended on December 29, 2018, an enterprise established outside of China whose “de facto management body” is located in China is considered a “PRC resident enterprise” and will generally be subject to the uniform enterprise income tax rate, or EIT rate, of 25% on our global income. The regulation on the Implementation of the Enterprise Income Tax Law of the PRC defines “de facto management body” as the organization body that effectively exercises management and control over aspects such as the business operations, personnel, accounting and properties of the enterprise.

On April 22, 2009, the State Taxation Administration (“STA” and previously known as the State Administration on Taxation or “SAT”) released the Notice Regarding the Determination of Chinese Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”), as lastly amended on December 29, 2017, which sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of China and controlled by PRC enterprises or PRC enterprise groups is located within China. Under Circular 82, a foreign enterprise controlled by a PRC enterprise or PRC enterprise group is considered a PRC resident enterprise if all of the following apply: (i) the senior management and core management departments in charge of daily operations are located mainly within China; (ii) financial and human resources decisions are subject to determination or approval by persons or bodies in China; (iii) major assets, accounting books, company seals and minutes and files of board and shareholders’ meetings are located or kept within China; and (iv) at least half of the enterprise’s directors with voting rights or senior management reside within China. Further to Circular 82, the SAT issued Chinese-Controlled Offshore Incorporated Resident Enterprises Income Tax Regulation (“Bulletin 45”), which took effect on September 1, 2011 and lastly amended on June 15, 2018, to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” Bulletin 45 provides procedures and administrative details for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises which are registered outside of China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect SAT’s criteria for determining the tax residence of foreign enterprises in general. If our global income were to be taxed under the EIT Law, our financial condition and results of operations may be materially and adversely affected.

You may be subject to PRC income tax on dividends from us or on any gain realized on the sale or other disposition of our shares under PRC law.

Under the EIT Law, subject to any applicable tax treaty or similar arrangement between China and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10% is normally applicable to dividends from sources within China payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10% PRC income tax if such gain is regarded as income derived from sources within China unless a treaty or similar arrangement otherwise provides. Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20%, and gains from PRC sources realized by such investors on the transfer of shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

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As substantially all of our business operations are in China, it is unclear whether dividends we pay with respect to our shares, or the gain realized from the transfer of our shares, would be treated as income derived from sources within China and as a result be subject to PRC income tax if we are considered a PRC resident enterprise. If PRC income tax is imposed on gains realized from the transfer of our Shares or on dividends paid to our non-PRC resident investors, the value of our investors’ investment in our Shares may be materially and adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under such tax treaties or arrangements.

The heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on our business operations, our acquisition or restructuring strategy or the value of your investment in us.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”) issued by the SAT in December 2009 with retroactive effect from January 1, 2008, where a nonresident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas non-public holding company (an “Indirect Transfer”), and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate of less than 12.5% or (ii) does not impose income tax on foreign income of its residents, the non-resident enterprise, being the transferor, must report to the competent tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

On March 28, 2011, the SAT released the SAT Public Notice (2011) No. 24 (“SAT Public Notice 24”), which became effective on April 1, 2011, to clarify several issues related to Circular 698. According to SAT Public Notice 24, the term “effective tax” refers to the effective tax on the gain derived from disposition of the equity interests of an overseas holding company; and the term “does not impose income tax” refers to the cases where the gain derived from disposition of the equity interests of an overseas holding company is not subject to income tax in the jurisdiction where the overseas holding company is a resident.

On February 3, 2015, the SAT issued (“SAT Circular 7”), which abolished certain provisions in SAT Circular 698, as well as certain other rules providing clarification on SAT Circular 698. SAT Circular 7 provided comprehensive guidelines relating to, and also heightened the PRC tax authorities’ scrutiny over, indirect transfers by a nonresident enterprise of PRC taxable assets. Under SAT Circular 7, the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC taxable assets, when a non-resident enterprise transfers PRC taxable assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets, by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC enterprise income taxes and without any other reasonable commercial purpose. However, SAT Circular 7 contains certain exemptions, including (i) where a non-resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed holding company which holds such PRC taxable assets on a public market; and (ii) where there is an indirect transfer of PRC taxable assets, but if the non-resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from enterprise income tax in the PRC under an applicable tax treaty or arrangement.

On October 17, 2017, the STA promulgated the Announcement on Matters Concerning Withholding and Payment of Income Tax of Non-resident Enterprises from Source (the “STA Circular 37”), which came into force and replaced the STA Circular 698 and certain other regulations on December 1, 2017 and partly amended on June 15, 2018. The STA Circular 37 does, among other things, simplify procedures of withholding and payment of income tax levied on non-resident enterprises.

We have conducted and may conduct acquisitions involving changes in corporate structures, and historically our shares were transferred by certain then shareholders to our current shareholders. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on us or require us to provide assistance for the investigation of PRC tax authorities with respect thereto. Any PRC tax imposed on a transfer of our shares or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in us.

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We may be required to obtain and maintain permits and licenses to operate certain of our business operations under PRC law.

Telecommunications operators in China are subject to regulation by, and under the supervision of, the MIIT, the primary regulator of the telecommunications industry in China. Other PRC government authorities also take part in regulating the telecommunications industry in areas such as tariff policies and foreign investment. The MIIT, under the direction of the State Council, has been preparing a draft telecommunications law, which, once adopted, will become the fundamental telecommunications statute and the legal basis for telecommunications regulations in China. In 2000, the State Council promulgated a set of telecommunications regulations, or Telecommunications Regulations, that apply in the interim period prior to the adoption of the telecommunications law.

Pursuant to the Catalog of Telecommunications Business of the PRC, or the Catalog, most recently amended in June 2019, providers of internet data center (IDC) services, including “internet-based resource collaboration” (IRC) services, are required to obtain an IDC license. IRC services are defined quite broadly under the Catalog to include the provision “in a shared, collaborative manner” of “data storage, application deployment and other internet-based services that are readily accessible and easily modifiable on an on-demand basis.” Under the current PRC laws and regulations, we believe that Guangzhou Youxin may not be deemed as the provider of IDC services and is not required to obtain an IDC license. We cannot guarantee, however, the additional changes or restrict won’t be imposed by the government for Guangzhou Youxin.

Laws and regulations governing the internet industry and related businesses in China are evolving and may involve significant uncertainty.

The PRC government extensively regulates the internet industry, including the foreign ownership of, and the licensing and permit requirements pertaining to companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty.

Risks and uncertainties relating to PRC regulation of internet businesses include new laws, regulations or policies that may be promulgated or announced to regulate internet activities, including PaaS cloud service businesses. If these new laws, regulations or policies are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties and our business operations could be disrupted.

There are uncertainties relating to the regulation of the internet industry in China, including evolving licensing requirements. This means that our permits licenses or operations may be subject to challenge, or we may fail to obtain or renew permits or licenses that applicable regulators may deem necessary for our operations. If we fail to maintain or obtain the required permits or licenses, we may be subject to various penalties, including fines and discontinuation of, or restriction on our operations. Any penalty may disrupt our business operations and may have a material adverse effect on our results of operations.

The interpretation and application of existing or future PRC laws, regulations and policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in and the businesses and activities of internet businesses in China, including our PaaS cloud business. We cannot assure you that we will be able to maintain our existing licenses or obtain any new licenses required under any existing or new laws or regulations given the uncertainty and complexity of China’s regulation of internet businesses. There are also risks that we may be found to be in violation of existing or future laws and regulations. If current or future laws, rules or regulations regarding internet-related activities are interpreted in such a way as to render our ownership structure and/or business operations illegal or non-compliant, our business could be severely impaired and we could be subject to severe penalties.

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If we rely on dividends paid by WFOE for our cash needs, any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We currently conduct all of our business through Guangzhou Youxin, but we may conduct business in Mainland China through WFOE in the future. Although we do not currently intend to pay dividends, we may rely on the dividends received from WFOE to pay dividends to our shareholders in the future. Currently, PRC regulations permit the payment of dividends only out of distributable profits determined in accordance with the accounting standards and regulations in China, which differ in many aspects from generally accepted accounting principles in other jurisdictions. WFOE is required to allocate certain percentages of any accumulated profits after tax each year to their statutory common reserve fund as required under the PRC Company Law, until the aggregate accumulated statutory common reserve funds exceed 50% of our registered capital. These reserve funds cannot be distributed as cash dividends. In addition, if WFOE incurs debt on its own or enters into certain agreements in the future, the instruments governing the debt or such other agreements may restrict our ability to pay dividends or make other distributions to us. Therefore, these restrictions on the availability and usage of our major source of funding may materially and adversely affect our ability to pay dividends to our shareholders.

The PRC government’s control over currency conversion may limit our foreign exchange transactions, including dividend payments on our Shares.

The RMB is not presently a freely convertible currency, and current conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. There is no assurance that, under a certain exchange rate, we will have sufficient foreign currencies to meet our foreign exchange requirements. Under the current PRC foreign exchange control system, foreign exchange transactions under the current account conducted by us, including the payment of dividends following completion of the public offering, do not require prior approval from the SAFE, but we are required to present documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks within China that have the requisite licenses to carry out foreign exchange business. Foreign exchange transactions under the capital account conducted by us, however, must be approved or subject to registration in advance by the SAFE, its branches, or competent banks. There is no assurance that we will be able to receive these approvals or complete the registration in time, or at all. This could restrict the ability of our PRC subsidiary to obtain debt or equity financing in foreign currencies.

The existing foreign regulations allow WFOE, following completion of this offering, to pay dividends in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, there is no assurance that the PRC Government will continue to adopt this policy going forward. The PRC government may also restrict our access to foreign currencies for current account transactions at our discretion. Any insufficiency of foreign currencies may impair WFOE’s ability to obtain sufficient foreign currencies for dividend payments to us or to satisfy any other foreign exchange requirements.

PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it difficult for us to pursue growth through acquisitions in China.

A number of PRC laws and regulations, including the M&A Rules, the Anti-Monopoly Law, and the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM on August 25, 2011 and effective from September 1, 2011 (“Security Review Rules”), have established procedures and requirements that are expected to make the review of certain merger and acquisition activities by foreign investors in China more time consuming and complex. These include requirements in some instances to notify MOFCOM in advance of any transaction in which foreign investors take control of a PRC domestic enterprise, or to obtain approval from MOFCOM before overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control or security review.

There is no assurance that future audit reports will be prepared by auditors able to be inspected or investigated completely by the PCAOB, and if they are not, our ordinary shares may be prohibited from being traded on a national exchange under the HFCA Act. The delisting of our ordinary shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

Auditors of companies that are registered with the Securities and Exchange Commission (the “SEC”) and traded publicly in the United States, including our independent registered public accounting firm, must be registered with the PCAOB, and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the relevant professional standards.

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On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCA Act”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021 and referred to the House Committee on Financial Services. The AHFCAA was enacted on December 29, 2022 and reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two and, thus, would reduce the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC announced that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in Mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data.

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On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 determination report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in mainland China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our ordinary shares to be delisted from the stock exchange. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, Marcum Asia CPAs LLP (“Marcum Asia”), is headquartered in New York City, New York, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong. Marcum Asia was not subject to the determinations announced by the PCAOB on December 16, 2021. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Marcum Asia to provide audit documentation located in Mainland China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on a national securities exchange and quotations by “over-the-counter” markets, may be prohibited under the HFCA Act.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national security exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence our growth in China.

International trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

The PRC and other countries, including the surrounding Asian countries may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and policies and the expected or perceived overall economic growth rate in China.

Uncertainty surrounding international trade disputes and the potential of the escalation of trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

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Risks Related to Our Corporate Structure and Operations

Our irrevocable voting structure centralizes control in a Trust Committee, which may limit shareholder influence and entrench control, potentially misaligning governance with investor interests.

The Company has established an irrevocable voting trust, the Youxin BM Trust, through which shareholders Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd have transferred an aggregate of 6,204,895 Class A Shares and 8,945,307 Class B Shares to, which serves as a bare trustee under the voting trust agreement, is required to vote and dispose of the shares solely in accordance with the instructions of the Trust Committee. The current Trust Committee consists of five members, with Mr. Sun Jinhou serving as Chairman. Mr. Sun holds the exclusive authority to nominate or replace the other members of the Committee.

As a result, the Voting Trust has effective control over a substantial portion of the Company’s voting power. This control is expected to persist indefinitely, as the trust is irrevocable and not subject to automatic termination. The concentration of voting power in the Trust Committee, and particularly in Mr. Sun, could significantly limit the ability of other shareholders to influence corporate matters, including the election of directors, mergers and acquisitions, or amendments to key governance documents.

This structure may result in decisions that favor the interests of the Trust Committee or affiliated parties over those of public shareholders. It may also discourage potential investors or acquirers from engaging with the Company, reduce the Company’s responsiveness to shareholder concerns, and ultimately undermine public investor confidence in the Company’s corporate governance practices.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules and regulations implemented by the SEC and The Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized foreign private issuers. If we fail to comply with these rules and regulations, we could become the subject of governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we are required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we are governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares.

Section 5605(b)(1) of the Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members to be independent, and Section 5605(d) and 5605(e) require listed companies to have independent director oversight of executive compensation and nomination of directors. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. Our Board of Directors could make such a decision to depart from such requirements by ordinary resolution.

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The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our Board to consist of independent directors or the implementation of a nominating and corporate governance committee. Since a majority of our Board of Directors would not consist of independent directors if we relied on the foreign private issuer exemption, fewer Board members would be exercising independent judgment and the level of Board oversight on the management of our company might decrease as a result. In addition, we could opt to follow Cayman Islands law instead of the Nasdaq requirements that mandate that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company.

As a “controlled company” under the rules of The Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public Class A shareholders.

Youxin Technology Ltd, as settlor, created a voting trust known as the Youxin BM Trust (the “Voting Trust”) with Kastle Limited as the Trustee (the “Trustee”). Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd (the “Beneficiaries”), the Beneficiaries of the Voting Trust and their respective principals, Shaozhang Lin, Jinhou Sun, Weizhao Feng, and Yanling Xu transferred ownership of 8,945,307 Class B Shares, which have 20 votes per share; and 6,204,895 Class A Shares to the Voting Trust. The investment and voting decisions of the Voting Trustee are made by the Trustee at the direction of the Trust Committee. Jinhou Sun was appointed the Chairman of the Trust Committee by the Beneficiaries and Principals. The Chairman has the exclusive right to appoint the other members of the Committee and remove any members so appointed. We meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As such, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market. We are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, we qualify for, and our Board of Directors, the composition of which is and will be controlled by this shareholder, may rely upon exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as these shareholders are collectively able to control the composition of our Board and our Board determines to rely upon one or more of such exemptions.

Purchasers of our Class A Shares will be unable to elect any directors of our company or participate in our corporate governance.

We do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules for at least 1 year following our initial public offering on December 23, 2024 . However, we may elect to avail ourselves of these exemptions in the future.

Risks Related to Our Public Offering and Ownership of Our Ordinary Shares

Our dual-class ordinary shares structure may negatively impact the market price of its ordinary shares.

We cannot predict whether the dual-class ordinary shares structure of our company, combined with the concentrated voting power of Mr. Shaozhang Lin as the ultimate holder of 5,605,727 Class B Shares (via his shareholding in Anxin Youxin Capital Ltd), will result in a lower or more volatile market price of our company’s Class A Shares, or other adverse consequences.

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For example, certain stock index providers, such as S&P Dow Jones, exclude companies with multiple classes capital structure from being included in certain stock indices, including the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600. In addition, several shareholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of the ordinary shares of our company may prevent the inclusion of our company’s Class A Shares in such indices, may cause shareholder advisory firms to publish negative commentary about our company’s corporate governance practices or otherwise seek to cause our company to change its capital structure, and may result in large institutional investors not purchasing our Class A Shares. Any exclusion from stock indices could result in a less active trading market for our Class A Shares. Any actions or publications by shareholder advisory firms or institutional investors critical of our company’s corporate governance practices or capital structure could also adversely affect the value of our Class A Shares.

The holders of Class A Shares are entitled to 1 vote per share and the holders of the Class B Shares are entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. The difference in the voting rights between Class A Shares and Class B Shares could also harm the value of our Class A Shares to the extent that any investor or potential future purchaser of our company’s Class A Shares ascribes value to the right of holders of its Class B Shares to twenty votes per share of Class B Shares, or could potentially result in the Class B Shares receiving higher consideration in a sale of such company than that paid to holders of our Class A Shares. The existence of two classes of ordinary shares could also result in less liquidity for our Class B Shares than if there were only one class of ordinary shares. See “Description of Share Capital” for more information on our securities.

We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues reach $1.235 billion, if we issue $1.0 billion or more in non-convertible debt in a three year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company”, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 107(b) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our ordinary shares. We cannot predict if investors will find our ordinary shares less attractive because we plan to rely on this exemption. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

In preparation of our consolidated financial statements as of and for the year ended September 30, 2024, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB and other control deficiencies. The material weaknesses that have been identified relate to (i) lack of sufficient and competent financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and reporting requirements set forth by the SEC to address complex U.S. GAAP technical accounting issues, and to prepare and review consolidated financial statements and related disclosures in accordance with U.S.GAAP and SEC reporting requirements; (ii) lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework; and (iii) lack of sufficient controls designed and implemented in IT environment and IT general control activities, which are mainly associated with areas of logical access management, change management as well as cyber security management.

Following the identification of the material weaknesses and control deficiencies, we have taken and planned to continue to take remedial measures, including hiring Serious Financial Management & Consulting (Shenzhen) Co. Ltd as our consultant which has the requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements, and implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. We plan to adopt measures to improve our internal file management procedures and an effective recognition procedure by (i) hiring additional finance and accounting staff with qualifications and work experiences in IFRS and SEC reporting requirements to formalize and strengthen key internal controls over financial reporting; (ii) design and formalizing internal control policies, ensuring clear segregation of duties, and implement a structured risk assessment process. Developing a comprehensive internal control framework that includes regular monitoring, clear accountability, and periodic reviews to enhance transparency and mitigate potential risks; and (iii) regularly conducting checks on the IT software we utilize to ensure its proper functionality, and arranging training sessions for our IT staff.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with annual report on Form 20-F for the year ending September 30, 2024, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated.

In addition, our independent registered public accounting firm are required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

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Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we mainly operate our businesses as a private company in the PRC. As a result of this offering, our company is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. In addition, as long as we are listed on The Nasdaq Capital Market, we are also required to file semi-annual financial statements.

We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. While it is impossible to determine the amounts of such expenses in advance, we expect that we will incur expenses of between $500,000 and $1 million per year that we did not experience prior to commencement of this offering.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition has become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those Shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

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●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

If this offering prices above the assumed price per Class A Share or if we increase the aggregate offering size with an immediately effective post-effective amendment, we could raise more funds than currently assumed. To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. However, we will advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a current report on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our shareholders agree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

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You will experience immediate and substantial dilution.

The public offering price of our shares is substantially higher than the pro forma as adjusted net tangible book value per share of our ordinary shares. If you purchase shares in this offering, you will incur immediate dilution of approximately $0.23 or in the pro forma as adjusted net tangible book value per ordinary share from the price per share that you pay for the ordinary shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The Cayman Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Lastly, under the law of the Cayman Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, our Second Amended and Restated Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Second Amended and Restated Memorandum and Articles of Association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law since the common law of the Cayman Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Our Board of Directors may decline to register transfers of ordinary shares in certain circumstances.

Our Board of Directors may refuse to register the transfer of our company’s ordinary shares to any person. They may do so in their absolute discretion, without giving any reason for their refusal, and irrespective of whether the share is fully paid or our company has no lien over it.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year.

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You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

Our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least five (5) clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy, representing not less than one-third of the outstanding shares carrying the right to vote at such general meeting. In the event we do not have quorum within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then: (a) if the meeting was requisitioned by the shareholders, it shall be cancelled; (b) in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

As noted in the risk factor titled “We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.”, The Nasdaq Capital Market allows foreign private issuers like our Company to opt to follow rules that apply in the issuer’s home country instead of a given Nasdaq rule. NASDAQ Listing Rule 5615(a)(3) permits a foreign private issuer like us to follow home country practices in lieu of certain requirements of Listing Rule 5600, provided that such foreign private issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement. We have opted to follow home country practice regarding quorum requirements pursuant to NASDAQ Listing Rule 5615(a)(3).

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Second Amended and Restated Memorandum and Articles of Association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Second Amended and Restated Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

Certain facts, forecasts and statistics contained in this prospectus are derived from a third-party report and publicly available official sources and they may not be reliable.

Certain facts, forecasts and other statistics contained in this prospectus relating to China, the PRC economy and the industry in which we operate have been derived from various official government publications or other third-party reports. We have taken reasonable care in the reproduction or extraction of the official government publications or other third-party reports for the purpose of disclosure in this prospectus, however, we cannot guarantee the quality or reliability of such source materials. They have not been prepared or independently verified by us, the underwriters or any of their respective affiliates or advisers and, therefore, we make no representation as to the accuracy of such statistics, which may not be consistent with other information compiled within or outside the PRC. Due to possibly flawed or ineffective collection methods or discrepancies between published information and market practice, such statistics in this prospectus may be inaccurate or may not be comparable to statistics produced with respect to other economies. Further, there is no assurance that they are stated or compiled on the same basis or with the same degree of accuracy as the case may be in other jurisdictions. In all cases, investors should give consideration as to how much weight or importance they should attach to or place on such facts.

General risks

Our business is sensitive to general economic conditions, and any severe or prolonged downturn in the global or PRC economy could materially and adversely affect our business and financial condition.

Economic conditions in China are sensitive to global economic conditions. Because our current revenue is derived largely from China, our business and prospects may be affected by economic conditions in China. The sale of our products is dependent upon the consumption of goods in the retail industry, which may in turn depend on the level of disposable income, perceived future earnings and willingness to spend. Due to uncertain global economic conditions, particularly the current trade tension between the U.S. and China, our clients may reduce the amount they spend on cloud services, like ours. In addition, financial turmoil, banking systems or currency exchange rates may significantly restrict our ability to obtain financing in the capital markets or from financial institutions on commercially reasonable terms, or at all, which could also materially and adversely affect our business, results of operations and prospects.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We do not undertake to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, other than required by the federal securities laws or other applicable laws.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $5.0 million after deducting underwriter fees and other estimated offering expenses payable by us for this offering assuming that we sell 100% of the securities offered in this offering.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the remaining net proceeds of this offering after repayment of our outstanding debt obligations. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain the earnings to support operations and to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. According to our Articles of Association, except as otherwise provided by the rights attached to our ordinary shares, all dividends must be declared and paid according to the amounts paid up on the ordinary shares on which the dividend is paid. All dividends must be apportioned and paid proportionately to the amount paid up on the ordinary shares during the time or part of the time in respect of which the dividend is paid. However, if an ordinary share is issued on terms providing that it will rank for dividend as from a particular date, then that ordinary share will rank for dividend accordingly. For further information, see “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares — Cayman Islands Taxation.”

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our operations in overseas subsidiaries.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	On an actual basis; and

●

on an as adjusted basis, reflecting the issuance and sale of 14,527,846 Units, assuming no issuance of Pre-Funded Warrants, by us in this offering at an assumed public offering price of US$0.4130 per Unit, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the sections titled “Use of Proceeds,” “Description of Share Capital,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

U.S. dollars	Actual	As Adjusted
SHAREHOLDERS’ DEFICIT
Class A Shares (par value $0.0001 per share), 400,000,000 shares authorized and 24,604,693 shares issued and outstanding, actual; 39,132,539 shares issued and outstanding, as adjusted, assuming the over-allotment option is not exercised	2,460	3,913
Class B Shares (par value $0.0001 per share), 100,000,000 shares authorized and 8,945,307 shares issued and outstanding, actual; 8,945,307 shares issued and outstanding, as adjusted	895	895
Share subscription receivables(1)	(3,125)
Additional paid-in capital(2)	19,890,941	22,748,200
Accumulated deficit	(17,157,465)	(17,157,465)
Accumulated other comprehensive income	639,785	639,785
Total shareholders’ (deficit) equity	3,373,491	6,235,328
Total capitalization	3,373,491	6,235,328

(1)	The share issuance is shown as a subscription receivable because we received payment on June 18, 2025.
(2)	The additional paid-in capital as adjusted excludes $2,562,741 value of the Series A Warrants and Series B Warrants from the net proceeds of this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended September 30, 2024, 2023, please read “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus. For our management’s discussion and analysis of financial condition and results of operations for the six months ended March 31, 2025 and 2024, please read “Operating and Financial Review and Prospects” in our Current Report on Form 6-K submitted to the SEC on July 14, 2025, which is incorporated by reference into this prospectus.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company—B. Business Overview” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

Since the filing of our Annual Report, we have obtained the following 10 new software copyrights:

Country	Patent No.	Patent Name	Patent Publication Date	Patent Type	Patent Validity Period	Patent Owner
China	2024SR2125139	Youxin Big Data Analytics and Insights Platform V1.0	12/19/2024	Computer Software Copyright	12/19/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR1694534	The Invention Relates to A Clamping Sleeve Device For Umbilical Cord	11/05/2024	Computer Software Copyright	11/05/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR1694534	Youxin Omni-Channel CRM Management System V1.0	01/22/2025	Computer Software Copyright	01/22/2075	Guangzhou Youxin Technology Co., Ltd.
China	2024SR0151971	Youxin Cloud Supply Chain Finance Management System V1.0	11/05/2024	Computer Software Copyright	11/05/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR2088720	Youxin Intelligent Recommendation Engine System V1.0	12/16/2024	Computer Software Copyright	12/16/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR0151971	Youxin Intelligent Inventory Early Warning System V1.0	11/05/2024	Computer Software Copyright	11/05/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR1706962	Youxin Supply Chain Collaboration Platform V1.0	11/06/2024	Computer Software Copyright	11/06/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR1744337	Youxin Intelligent Logistics Tracking System V1.0	11/11/2024	Computer Software Copyright	11/11/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR2125169	Youxin AI Product Recognition System V1.0	12/19/2024	Computer Software Copyright	12/19/2074	Guangzhou Youxin Technology Co., Ltd.
China	2024SR1744337	Youxin Intelligent Customer Service Chatbot System V1.0	11/06/2024	Computer Software Copyright	11/06/2074	Guangzhou Youxin Technology Co., Ltd.

There have been no material changes or developments to our business since the filing of our Annual Report, except as otherwise set forth in this prospectus.

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REGULATIONS

For a description of significant rules and regulations that affect our business or our shareholders’ rights to receive dividends and other distributions from us, please read “Regulations” in our Form F-1 (Registration No. 333-274404), which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Shares and Class B Shares as of the date of this prospectus for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Class A Shares or Class B Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Shares or Class B Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 24,604,693 Class A Shares and 8,945,307 Class B Shares outstanding as of the date of this prospectus. The percentage of beneficial ownership in the table below after this offering is based on 38,571,174 Class A Shares outstanding after the closing of this offering, assuming a full offering of 14,527,846 Class A Shares but not taking into account the Class A Shares that are issuable upon the Series A Warrants or the Series B Warrants.

	Shares Beneficially Owned(1)(2)		Percentage of Voting Power
Name of Beneficial Owner	Number	Percent
Executive Officers and Directors:
Shaozhang Lin	-	-%	-%
Jinhou Sun	-	-%	-%
Xirui Guo	-	-%	%
Qing Gao	-	-%	%
Richard Wee Yong Seow	-	-%	%
Edward C. Ye	-	-%	-%
Directors and executive officers as a group (6 persons)	-	-%	-%
5% or Greater Shareholders:
Kastle Limited (3)	15,150,202	45.16%	90.96%
Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) (4)	3,207,610	9.56%	1.58%
Kaitai YL-I Ltd (5)	1,673,438	4.99%	0.82%
SHENGKAI Capital Ltd (6)	1,875,000	5.59%	0.92%
BAIYAN Capital Ltd (7)	1,875,000	5.59%	0.92%
WXING (BVI) LIMITED (8)	1,875,000	5.59%	0.92%
WonderFerns Capital Co., Ltd (9)	2,343,750	6.99%	1.15%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to ordinary shares. All shares represent only Class A Shares and Class B Shares held by shareholders as no options are issued or outstanding.

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(2) Pursuant to our company’s Memorandum and Articles of Association, the share capital of the company is $ 50,000 divided into 400,000,000 Class A Shares with a par value of $ 0.0001 per share, and 100,000,000 shares Class B Shares with a par value of $ 0.0001 per share. Class A Shares are entitled to 1 vote per share and our Class B Shares are entitled to 20 votes per share.

(3) The shareholders Anxin Youxin Capital Ltd, Hope Youxin Capital Ltd, FWZ Youxin Capital Ltd, Youxin XHB Capital Ltd, and Youxin HW Capital Ltd have transferred their Class A ordinary shares and Class B ordinary shares of the Company into the Voting Trust, under which the Kastle Limited acts as a bare trustee and holds the shares for the benefit of the Beneficiaries. The address of Kastle Limited is 1/F, 308 CENTRAL DES VOEUX, NO.308 DES VOEUX ROAD CENTRAL, SHEUNG WAN, HONG KONG.

(4) The address of Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) is Room 401, Building 14, Dongshahu Equity Investment Center, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou, Jiangsu Province, PRC. Xiaohu Zhu, the ultimate beneficial owner of Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) is deemed to hold voting and dispositive power over the shares held by Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership).

(5) The address of Kaitai YL-I Ltd is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Xiamen Yilian Kaitai AI Venture Capital Partnership (Limited Partnership) is the sole shareholder of Kaitai YL-I Ltd. Yonghong Xu is the ultimate beneficial owner of Xiamen Yilian Kaitai AI Venture Capital Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by Kaitai YL-I Ltd.

(6) The address of SHENGKAI Capital Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Shengkai (Guangzhou) Investment Partnership (Limited Partnership) is the sole shareholder of SHENGKAI Capital Ltd. Kaixiong Lin is the ultimate beneficial owner of Shengkai (Guangzhou) Investment Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by SHENGKAI Capital Ltd.

(7) The address of BAIYAN Capital Ltd is Ritter House, Wickhams Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Baiyan (Guangzhou) Investment Partnership (Limited Partnership) is the sole shareholder of BAIYAN Capital Ltd. Huaen Guo is the ultimate beneficial owner of Baiyan (Guangzhou) Investment Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by BAIYAN Capital Ltd.

(8) The address of WXING (BVI) LIMITED is Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG 1110, British Virgin Islands. Xing Wang, the director of WXING (BVI) LIMITED is deemed to hold voting and dispositive power over the shares held by WXING (BVI) LIMITED.

(9) The address of WonderFerns Capital Co., Ltd is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands. Fern Win Capital Ltd, the sole shareholder of WonderFerns Capital Co., Ltd. Siqi Cao is director of Fern Win Capital Ltd and is deemed to hold voting and dispositive power over the shares held by WonderFerns Capital Co., Ltd.

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RELATED PARTY TRANSACTIONS

For our related party transaction during the year ended December 31, 2024, please read “Item 7. Major Shareholders And Related Party Transactions - B. Related Party Transactions” in our 2024 Annual Report, which both are incorporated by reference into this prospectus.

MATERIAL TAX CONSEQUENCES APPLICABLE TO U.S. HOLDERS OF OUR ORDINARY SHARES

The following sets forth the material Cayman Islands, Chinese and U.S. federal income tax consequences related to an investment in our Class A Shares. It is directed to U.S. Holders (as defined below) of our ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Kaufman & Canoles, P.C., our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Jingtian & Gongcheng, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of Chinese tax law.

The following brief description applies only to U.S. Holders (defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX

ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX

CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Generally

We are a tax-exempt company incorporated in the Cayman Islands. Our company’s subsidiary in the PRC and Hong Kong are subject to the income tax laws of the PRC and Hong Kong.

People’s Republic of China Enterprise Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

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Our PRC subsidiary are companies incorporated under PRC law and, as such, are subject to PRC enterprise income tax on their taxable income in accordance with the relevant PRC income tax laws. Pursuant to the EIT Law, which became effective on January 1, 2008, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises and domestic enterprises, except where a special preferential rate applies. The enterprise income tax is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011 and was amended in June, 2018, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. We are a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its Board of Directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that we meet all of the conditions above or are PRC resident enterprises for PRC tax purposes. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. One example is that a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares. See “Risk Factors — Risks Related to Doing Business in China — We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income.”

As a Cayman Islands holding company, we may receive dividends from our PRC subsidiary through offshore subsidiaries. The EIT Law and its implementing rules provide that dividends paid by a PRC entity to a non-resident enterprise for income tax purposes is subject to PRC withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with China. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In October 2019, the SAT promulgated the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers, or SAT Circular 35, which became effective on January 1, 2020. SAT Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, we may be able to benefit from the 5% withholding tax rate for the dividend, if we satisfy the conditions prescribed under SAT Circular 82 and other relevant tax rules and regulations. However, according to SAT Circular 82 and SAT Circular 35, if the relevant tax authorities consider the transactions or arrangements, we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

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Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of ordinary shares. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaties entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaty which are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares;

●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as consideration; or

●	persons holding our ordinary shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

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Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year. Our actual PFIC status for the current taxable year ending will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

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We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from no to yes. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares.

If we are a PFIC for any taxable year during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including The Nasdaq Capital Market. If the ordinary shares are regularly traded on The Nasdaq Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

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Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the public offering price per ordinary share you will pay in this offering and the adjusted net tangible book value per ordinary share after this offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. On March 31, 2025, our net tangible book value attributable to shareholders was $3,373,491, corresponding to a net tangible book value of $0.10 per ordinary share outstanding as of March 31, 2025.

Net tangible book value per ordinary share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of ordinary shares issued and outstanding.

After giving effect to the sale of Shares in this offering at an assumed public offering price of $0.4130 per Share (assuming the sale of the maximum offering amount), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value at March 31, 2025 would have been $0.18 per share. This represents an immediate increase in as adjusted net tangible book value of $0.08 per share to existing shareholders and immediate anti-dilution of $0.23 per Share to new investors.

The following table illustrates this dilution per Share in this offering:

Post-Offering
Assumed public offering price per Share	$0.4130
Net tangible book value per ordinary share as of March 31, 2025 reflecting adjustments	$0.10
Increase in net tangible book value per Share attributable to new investors	$0.08
As adjusted net tangible book value per Share after this offering	$0.18
Anti-Dilution per Share to new investors	$0.23

To the extent that outstanding options are exercised, new options or warrants are issued or we issue additional Shares in the future, there will be further dilution to new investors. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

A $0.1 increase in the assumed public offering price of $0.4130 per Share, which is the reported sale price of our Shares on Nasdaq on August 7, 2025, would increase our net tangible book value per Share after this offering by $0.03 million and the dilution per Share to new investors by $0.07 per Share, assuming the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Class A Shares we are offering. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of the offering determined at pricing.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our affairs are governed by our Second Amended and Restated Memorandum and Articles of Association, the Companies Act (as revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

The authorized share capital of our company is $50,000 divided into 500,000,000 ordinary shares, par value $ 0.0001 consisting of 400,000,000 Class A Shares and 100,000,000 Class B Shares. As of August 7, 2025, our company had 24,604,693 Class A Shares and 8,945,307 Class B Shares, issued and outstanding, respectively.

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Ordinary Shares

General

All our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Shares and Class B Shares. Our Memorandum and Articles of Association do not permit us to issue bearer shares.

Holders of Class A Shares and Class B Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of our company and have the same rights except each Class A Share is entitled to 1 vote and each Class B Share is entitled to 20 votes. The Class A Shares are not convertible into shares of any other class. Upon any direct or indirect sale, transfer, assignment or disposition, the Class B Shares will be automatically and immediately convertible into Class A Shares on a one-to-one basis.

At the completion of this offering, there will be (assuming the sale of newly issued Class A Shares) Class A Shares issued and outstanding held by at least 300 shareholders and beneficial owners which is the minimum requirement by The Nasdaq Capital Market. Shares sold in this offering will be delivered against payment from the escrow agent upon the closing of the offering.

Listing

We have applied to list the Class A Shares for trading on The Nasdaq Capital Market under the symbol “YAAS.” We will not list Class B Shares on The Nasdaq Capital Market. We cannot guarantee that we will be successful in listing the Class A Shares; however, we will not complete this offering unless we are so listed.

Transfer agent and registrar

The transfer agent and registrar for the Class A Shares is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is +1 (212)-828-8436.

Issuance of Shares

Our Board of Directors has general and unconditional authority to grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without further action by our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. We will not issue bearer shares.

Fiscal Year

Our fiscal year ends on September 30 of the calendar year.

Record Dates

The Board of Directors may determine that the shareholders entitled to receive notice of a meeting or the dividend are those persons entered on the register of members at the close of business on a day determined by the Board of Directors.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights.

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As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; For any general meeting of shareholders the notice of a general meeting shall specify (a) the place, date and hour of the meeting; (b) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; (c) the general nature of the business to be transacted and (d) if a resolution is proposed as a special resolution, the text of that resolution. Also, we may, but are not required to (unless required by the Act), in each year hold any other extraordinary general meeting.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association provide that upon the requisition of shareholders representing not less than 10% of the voting rights entitled to vote at general meetings, our Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than 5 clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. But a meeting may be convened on shorter notice with the consent of the Member or Members who, individually or collectively, hold at least 90% of the voting rights of all those who have a right to vote at that meeting.

We will give notice of each general meeting of shareholders by publication on our website, in a Cayman Islands daily newspaper with national distribution and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq Capital Market and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

A quorum for a general meeting consists of any two or more persons holding or representing by proxy not less than one-third of our outstanding shares carrying the right to vote at such general meeting.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Articles of Association.

Pursuant to our Articles of Association, the chairman of a general meeting shall be the chairman of the Board or such other director as the directors have nominated to chair Board meetings in the absence of the chairman of the Board. Absent any such person being present within 15 minutes of the time appointed for the meeting, the directors present shall elect one of them to chair the meeting. If no director is present within 15 minutes of the time appointed for the meeting, or if no director is willing to act as chairman, the shareholders present in person or by proxy and entitled to vote shall choose one of them to chair the meeting.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

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If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Changes to Capital

Pursuant to our Articles of Association, we may from time to time by shareholders resolution passed by a simple majority of the voting rights entitled to vote at a general meeting:

●	increase our share capital by new Shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of its paid-up shares into stock and reconvert that stock into paid up shares of any denomination;

●	sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our Memorandum of Association; and

●	cancel any shares which at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Act.

In addition, subject to the provisions of the Companies Act and our Articles of Association, we may:

●	issue shares on terms that they are to be redeemed or are liable to be redeemed;

●	purchase our own shares (including any redeemable shares); and

●	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our capital.

Transfer of Shares

Subject to any applicable restrictions set forth in our Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by The Nasdaq Capital Market or in any other form which our Board of Directors may approve.

We have applied to have our Shares listed on The Nasdaq Capital Market. If approved, our Shares will be traded in book-entry form and may be transferred in accordance with Articles of Association and the rules and regulations of such exchange.

The directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which our company has a lien. The directors may also, but are not required to, decline to register any transfer of any share unless:

(a)	the instrument of transfer is lodged with our company, accompanied by the certificate for the Class A Shares or Class B Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

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(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A Share or Class B Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

In addition, upon any sale, transfer, assignment, or disposition of Class B Shares by a holder to a non-affiliate, the Class B Shares shall be immediately and automatically converted into such number of Class A Shares based on a one-to-one basis. It is clarified that the sale, transfer, assignment, or disposition shall be deemed effective only upon the registration of such transaction in our company’s register of members. The creation of a pledge, charge, encumbrance, or other third-party right on any Class B Shares shall not be considered as a sale, transfer, assignment, or disposition unless and until it is enforced and the third party holds full ownership interest in the Class B Shares. In such a case, the Class B Shares shall be converted automatically into Class A Shares upon the registration of the third party or its designee as a shareholder holding an equal number of Class A Shares in the register of members.

Share Repurchase

We are empowered by the Companies Act and our Articles of Association to purchase our own shares, subject to certain restrictions and requirements under the Companies Act and our Articles of Association. Our Board of Directors may only exercise this power on our behalf, subject to the Companies Act, our Articles of Association and to any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

Subject to the Companies Act, our company may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend shall exceed the amount recommended by the directors of our company. Our Board of Directors may pay interim dividends or declare final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of our company and that such dividends may lawfully be paid. Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies: (a) upon determination to pay a dividend or dividends described as interim by the directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made; and (b) upon declaration of a dividend or dividends described as final by the directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution. If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies: (a) If the share capital is divided into different classes, the directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears; (b) The directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of our company lawfully available for distribution to justify the payment and; (c) If the directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

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Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly. The directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to our Company on a call or otherwise in relation to a Share.

Unless provided for by the rights attached to a Share, no dividend or other monies payable by our Company in respect of a Share shall bear interest.

If a dividend cannot be paid to a member or remains unclaimed within six weeks after it was declared or both, the directors may pay it into a separate account in our Company’s name. If a dividend is paid into a separate account, our Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member. A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our Company.

Appointment, Disqualification and Removal of Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director. Any director appointed by the board of directors of our company shall, if still a director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a director at such meeting.

A director may be removed by ordinary resolution. Upon the completion of the offering, our Board of Directors will have in place an audit committee. See “Management — Board Committee.”

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Grounds for Removing a Director

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

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Proceedings of the Board of Directors

Our Articles of Association provide that our business is to be managed and conducted by our Board of Directors. The quorum necessary for the Board meeting may be fixed by the Board and, unless so fixed at another number, will be two and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of the Articles of Association, our Board of Directors may regulate their proceedings as they determine is appropriate.

Subject to the provisions of the Articles of Association, to any directions given by the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in the meeting and the listing rules of The Nasdaq Capital Market, our Board of Directors may from time to time at its discretion exercise all powers of our company, including to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Companies Act, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Board of Directors may determine from time to time whether our accounting records and books shall be open to the inspection of our shareholders not members of our Board of Directors. Notwithstanding the above, our Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes:

●	the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of shareholders is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company need not issue par value, negotiable or bearer shares;

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●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Anti-Takeover Provisions in our Articles of Association

Some provisions of our Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that:

●	limit the ability of shareholders to requisition and convene general meetings of shareholders;

●	limit the ability of our shareholders to elect and remove our directors, and to fill any vacancy on our Board of Directors; and

●	limit the ability of our shareholders to amend our Articles of Association.

However, under Cayman Islands law, our Board of Directors may only exercise the rights and powers granted to them under our Articles of Association, for what they believe in good faith to be in the best interests of our company.

Protection of Minority Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

Notwithstanding U.S. securities laws and regulations applicable to us, general corporate claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against us, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control us, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Differences in Corporate Law

The Companies Act is modelled after similar laws in England and Wales but does not follow recent statutory enactments in England and Wales. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by either (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands’ court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Those provisions provide that if a majority in number representing 75% in value of the creditors or class of creditors (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. Alternatively, if 75% in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction by way of a scheme of arrangement is thus approved an sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Corporate Governance

Cayman Islands law restricts transactions with directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors’ duties of care and skill and fiduciary duties to the companies which they serve. Under our Articles of Association, a director must disclose the nature and extent of his material interest in any contract or arrangement, and the interested director may not vote at any meeting on any resolution concerning the interested matter. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the disinterested directors present at the meeting, even if the disinterested directors constitute less than a quorum.

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Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provides that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. In addition, directors of a Cayman Islands company must not therefore place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the Board of Directors. Our Articles of Association provides that a director must disclose the nature and extent of his material interest in any contract or arrangement, and such director may not vote at any meeting on any resolution concerning such interested matter.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. A general notice may be given at a meeting of the Board of Directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (2) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the Board of Directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our Articles of Association and subject to any separate requirement under applicable law or the listing rules of The Nasdaq Capital Market, a director may not vote in respect of any contract or arrangement in which he or she is interested but may be counted in the quorum at the meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

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In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association provide that upon the requisition of shareholders representing not less than 10% of the voting rights entitled to vote at general meetings, our Board will convene a general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our Articles of Association, any of our directors may be removed by ordinary resolution of our shareholders. A director will be removed from office automatically if, among other things, he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director (4) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise or (5) he is absent from meetings of directors for a continuous period of six months without the consent of the other directors.

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Transactions with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Articles of Association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 145,278,450 units, each Unit consisting of either: (A) (i) one share of Class A Shares; (ii) one Series A Warrant to purchase one share of Class A Shares (the “Series A Warrants”); and (iii) one Series B Warrant to purchase such number of Class A Shares as determined in the Class B Warrant (the “Series B Warrants”) or (B) (i) one Pre-Funded warrant exercisable for one Class A Share (ii) one Series A Warrant and (iii) one Series B Warrant.

Ordinary Shares

The material terms and provisions of our ordinary shares and each other class of our securities which qualifies or limits our ordinary shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

The following description of the Pre-Funded Warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Pre-Funded Warrant is exercisable for one share of our Class A Shares, with an exercise price equal to $0.00001 per share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying Class A Shares until the Pre-Funded Warrant is exercised.

The exercise price and the number of Class A Shares issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Class A Shares.

The term “pre-funded” refers to the fact that the purchase price of our Class A Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A Shares following the consummation of this offering the opportunity to make an investment in us without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

The Pre-Funded Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Shares purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until sixty-one (61) days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Pre-Funded Warrants, to have the initial exercise limitation set at 9.99% of our outstanding Class A Shares. No fractional shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the Class A Shares underlying the Pre-Funded Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Shares determined according to a formula set forth in the Pre-Funded Warrants.

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Class A Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Shares, including any voting rights, until the holder exercises their Pre-Funded Warrants.

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Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Class A Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Series A Warrants

Exercisability. Each Unit includes one Series A Warrant. The Series A Warrants are exercisable immediately and at any time up to the date that is five years after the closing date.

Adjustment. Beginning on the date that is thirty (30) trading days after closing of the offering (the “Initial Adjustment Date”), the exercise price of the Series A Warrants will reset to a price (the “Adjustment Price”) equal to the greater of (a) the Floor Price or (b) the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing on the closing date and ending on the Initial Reset Date (the “Adjustment Period”) and the number of Class A Shares issuable upon the exercise of the Series A Warrants will be adjusted so that the aggregate exercise price equals the aggregate exercise price at pricing (subject to deduction of exercised Series A Warrants). The Floor Price will be 20% of the Nasdaq Minimum Price as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the trading day immediately prior to the pricing of the offering.

In addition, beginning six (6) months after the closing date of the offering and every six (6) months thereafter during the term of the Series A Warrants (each, an “Periodic Adjustment Date”), the Floor Price will be adjusted to equal 20% of the Nasdaq Minimum Price as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the Periodic Adjustment Date and on the date that is five (5) days after the Periodic Adjustment Date, the exercise price of the Series A Warrants will be adjusted to equal the greater of (i) the Floor Price and (ii) lowest VWAP during the period commencing on the Periodic Adjustment Date and ending five (5) trading days thereafter.

Exercise Price. The initial exercise price per whole Class A Ordinary Share purchasable upon exercise of the Warrants is $0.4130 per share. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Class A Shares and also upon any distributions of assets, including cash, shares or other property to our shareholders.

Series B Warrants

Exercisability. The Series B Warrants are exercisable immediately and have no expiration date.

Adjustment. The number of the number of Class A Shares issuable upon the exercise of the Series B Warrants will initially be zero. On the Initial Adjustment Date, the number of Class A Shares issuable upon the exercise of the Series B Warrants will be adjusted to an amount equal to the aggregate purchase price paid for the Units at the closing of the offering divided by the Adjustment Price, less the number of Units issued on the closing date (as further described in the Series B Warrant).

Exercise Price. The exercise price per whole Class A Ordinary purchasable upon exercise of the Warrants is $0.00001 per Class A Ordinary Share. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Class A Shares and also upon any distributions of assets, including cash, share or other property to our shareholders.

Terms Common to Both the Series A Warrants and the Series B Warrants

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the option of the holder thereof, 9.99%) of the number of Class A Shares outstanding immediately after giving effect to the exercise.

Cashless Exercise

If a registration statement registering the issuance of the Class A Shares underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Shares determined according to the formula set forth in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Class A Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A Shares, including any voting rights, until the holder exercises the Warrant.

Exchange Listing. We do not intend to apply for the listing of the Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Series Warrants will be limited.

Governing Law. The Warrants are governed by New York law.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated [●], 2025, between us and Aegis Capital Corp. (the “underwriter” or “Aegis”) as the exclusive underwriter of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of ordinary shares shown opposite its name below:

Underwriter	Number of Ordinary Shares
Aegis Capital Corp.
Total

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the ordinary shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriter an option to purchase up to 2,179,176 additional Class A Shares (representing 15.0% of the Units sold in the offering), and/or up to an additional 2,179,176 Series A Warrants to purchase an aggregate of an additional 2,179,176 Class A Shares (subject to potential adjustment), representing 15.0% of the Units sold at the closing of the offering from the Company; and 2,179,176 Series B Warrants to purchase additional Class A Shares, representing 15.0% of the Units sold at the closing of the offering by the Company) at the public offering price less underwriting discounts and commissions. The underwriter may exercise this option in whole or in part at any time within forty-five (45) days after the date of the offering. The underwriter may exercise the over-allotment option with respect to Class A Shares only, warrants only, or any combination thereof. The purchase price to be paid per additional Class A Shares will be equal to the public offering price of each Class A Share and accompanying Warrants (less $0.00001 allocated to each full Warrant), as applicable, less the underwriting discount, and the purchase price to be paid per over-allotment Warrant will be $0.00001. We will be obligated, pursuant to the option, to sell these additional Class A Shares or Warrants to the underwriter to the extent the option is exercised. If any additional Class A Shares, or Warrants are purchased, the underwriter will offer the additional Class A Shares, and Warrants on the same terms as those on which the other Class A Shares, and Warrants are being offered hereunder. No underwriting discounts or commissions will be paid on any Warrants purchased pursuant to the underwriter’s over-allotment option. If this over-allotment option is exercised in full, the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $6,900,000.27 (based upon a public offering price of $0.4130 per Unit which assumed Unit offering price does not account for the $0.0001 per warrant purchase price).

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Discounts, Commissions and Reimbursement

The underwriter has advised us that it proposes to offer the ordinary shares to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriter may offer ordinary shares to securities dealers at that price less a concession of not more than $[●] per share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming no exercise and full exercise by the underwriter of its over-allotment option, respectively:

Total
	Per share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the shares with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of shares from the Company to Aegis; and (h) the fees and expenses of the Company’s accountants; and (i) a maximum of $100,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for the underwriter’s legal counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions and the 1% non-accountable expense allowance, including amounts for which we agreed to reimburse the underwriter for certain of its expenses, will be approximately $60,000.

Lock-Up Agreements

Our directors, executive officers and holders of 10% or more of our outstanding ordinary shares have agreed that, for a period of sixty (60) days after the closing date of the offering, subject to certain limited exceptions, they will not directly or indirectly, without the prior written consent of Aegis, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our directors, executive officers and holders of 10% or more of our outstanding ordinary shares have agreed not to offer, sell, dispose of or hedge any shares of our Class A Shares, subject to specified limited exceptions, for a period of sixty (60) days after the date of this Offering.

Aegis, in its sole discretion, may release the Class A Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Class A Shares and other securities from lock-up agreements, Aegis will consider, among other factors, the holder’s reasons for requesting the release, the number of Class A Shares and other securities for which the release is being requested and market conditions at the time.

Company Standstill

Without the prior written consent of Aegis, the Company has agreed, for a period of sixty (60) days from the closing date of the offering, that it will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company except for (i) the adoption of an equity incentive plan, or the amendment of an existing equity incentive plan, and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to the lockups shall be subject to the lock-up agreements and (ii) this issuance of shares in connection with an acquisition or a strategic relationship which may include the sale of equity securities, including, without limitation, an issuance of shares in connection with an agreement with a vehicle manufacturer; provided, that none of such shares shall be saleable in the public market until the expiration of the applicable period described above.

Tail Financing

Aegis shall be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind to the extent that such financing or capital is provided to us by funds whom Aegis had contacted during the engagement period or introduced to us during the engagement period, if such tail financing is consummated at any time within the twelve (12) month period following Closing.

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Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or one or more of selling group members. The underwriter may agree to allocate a number of shares to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, which bid must then be lowered when specified purchase limits are exceeded.

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Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting fee and commissions and underwriting expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee		$3,169.17
FINRA Filing Fee		$2,225.00
Legal Fees and Expenses
Miscellaneous Expenses
Total Expenses	$

In addition to the underwriting accountable expenses (estimated at $100,000) and above expenses (estimated at $5,400), we will pay our underwriters and their dealers an aggregate underwriting fee equal to $420,000 (or 7% of the aggregate offering). In addition, we will pay our underwriters an aggregate a non-accountable expense allowance equal to $60,000 (1% of our offering excluding the over-allotment option).

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LEGAL MATTERS

Kaufman & Canoles, P.C. is acting as counsel to our company regarding U.S. securities law. Ogier is acting as counsel to our company regarding Cayman Islands law. The validity of the Class A Shares offered hereby will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Kaufman & Canoles, P.C. may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law and on Ogier with respect to matters governed by Cayman law.

Sichenzia Ross Ference Carmel LLP is acting as counsel to the underwriters with respect to U.S. securities law. Certain legal matters as to PRC law will be passed upon for the underwriters by Jincheng Tongda & Neal Law Firm. Sichenzia Ross Ference Carmel LLP may rely upon Jincheng Tongda & Neal Law Firm with respect to matters governed by PRC law.

The current address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, Virginia 23219. The current address of Jingtian & Gongcheng is 34th Floor, Tower 3, China Central Place, 77 Jianguo Road, Chaoyang District, Beijing, China 100025. The current address of Sichenzia Ross Ference Carmel LLP is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. The current address of Jincheng Tongda & Neal Law Firm is 42F, Central Tower, No. 5 Xiancun Road, Zhujiang New Town, Guangzhou. The current address of Ogier is 11th Floor Central Tower, 28 Queen’s Road Central, Central, Hong Kong.

EXPERTS

Marcum Asia CPAs LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of September 30, 2024 and 2023 and each of the years in the three-year period ended September 30, 2024, and the related notes   then ended included in our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement in reliance on Marcum Asia CPAs LLP’s report.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on January 30, 2025.

●	Our Current Reports on Form 6-K, filed with the SEC on May 1, 2025, July 14, 2025, and on August 1, 2025;

●	The description of our Class A Shares contained in our Registration Statement on Form 8-A, registering our Class A Shares under Section 12(b) under the Exchange Act, filed with the SEC on December 13, 2024.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Youxin Technology Ltd

Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District, Guangzhou, Guangdong Province,

People’s Republic of China

Tel: +86 13631357745

Attn: Investor Relations

Website: https://www.ir.youxin.cloud/

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Our directors, Jinhou Sun, who serves as our Chairman of our Board of Directors, and Shaozhang Lin, who concurrently serves as our Chief Executive Officer and director, are PRC residents. Our Chief Financial Officer, Xirui Guo is a PRC resident. One of our independent directors, Richard Wee Yong Seow, is a Singapore resident; Qing Gao and Edward C. Ye are U.S. residents. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates (850 Library Avenue, Suite 204, Newark, Delaware 19711) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States.

We have been advised by Jingtian & Gongcheng, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

We have been advised by Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of courts of the United States against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;
●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
●	is final and conclusive;
●	is not in respect of taxes, a fine or a penalty;
●	was not obtained by fraud; and
●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Class A Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

In connection with this offering, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

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Up to 14,527,846 Units, with each Unit consisting of:

One Class A Ordinary Share or One Pre-Funded Warrant to Purchase One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

One Series B Warrant to Purchase Such Number of Class A Shares as determined in the Series B Warrant

Up to 14,527,846 Class A Shares Underlying the Pre-Funded Warrants

Up to 72,639,225 Class A Shares Underlying the Series A Warrants

Up to 58,111,379 Class A Shares Underlying the Series B Warrants

PRELIMINARY PROSPECTUS

, 2025

Aegis Capital Corp.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

We expect that our memorandum and articles of association, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We will enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering will also provide for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding share capital issued by us during the last three years. We believe that each of the following issuances was not subject to or exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these insurances of securities.

In connection with our incorporation, we issued an aggregate of 3 Ordinary Shares of par value of US$0.001 each on Oct 21, 2022 to 3 members.

On April 11, 2023, the ordinary shares of the Company were subdivided and redesignated as Class A Shares and Class B Shares with par value of US$0.0001. The above 3 Ordinary Shares were repurchased by the Company in consideration of the issuance and allotment of 30 Class B Shares of par value of US$0.0001 per share.

On April 21, 2023, the Company issued and allotted further shares, such additional shares comprising of a total of 22,304,693 Class A Shares and 8,945,307 Class B Shares.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(h)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
3.2	Second Amended and Restated Memorandum of Association (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
3.3	Second Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.3 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
4.2**	Form of Pre-Funded Warrant
4.3**	Form of Series A Warrant
4.4**	Form of Series B Warrant
5.1**	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.2**	Opinion of Kaufman & Canoles, P.C. regarding certain U.S. federal income tax matters
10.1	Employment Agreement with Shaozhang Lin (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.2	Employment Agreement with Xirui Guo (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.3	English translation of the Guangxi Yousen Share Transfer Agreement between Shaozhang Lin, Jinhou Sun, Weizhao Feng and Guangzhou Youxin Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.4	English translation of the Guangxi Yousen Share Transfer Agreement Guangzhou Youxin Technology Co., Ltd, and Shaofen Lin (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.5	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with WFOE. (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.6	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with Songshuibang Smart Technology Co., Ltd. (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.7	English translation of Service Agreement with Tencent Cloud Computing (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.8	English translation of Service Agreement with Ali Cloud Computing Co., Ltd. (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.9	English translation of Service Agreement with CICC Financial Technology Changsha Co., Ltd. (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.10	English translation of Service Agreement with Beijing Jiujia Communication Technology Co., Ltd. (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.11	Form of Indemnification Agreement between the Registrant and its directors and officers (incorporated by reference to Exhibit 10.11 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.12	English translation of Cooperation Agreement for Software Development between Guangzhou Youxin Technology Co., Ltd. and Guangzhou Huitou Information Technology Co., Ltd. (incorporated by reference to Exhibit 10.12 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.13	English translation of contract for the Sale of Dealer Management System between Guangzhou Youxin Technology Co., Ltd. and top customer (incorporated by reference to Exhibit 10.13 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.14	English translation of contract for ordering Youxin Social New Retail System Technical Services to a customer (incorporated by reference to Exhibit 10.14 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 14.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 11.2 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
23.1**	Consent of Marcum Asia CPAS, LLP
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Jingtian&Gongcheng (included in Exhibit 99.1)
23.4**	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.2)
24.1**	Power of Attorney (included on signature page to this filing of the Registration Statement on Form F-1)
99.1**	Opinion of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
107**	Filing Fee Table

**	Filed herewith
*	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, China, on August 8, 2025.

Youxin Technology Ltd

By:	/s/ Shaozhang Lin
Mr. Shaozhang Lin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaozhang Lin and Jinhou Sun, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaozhang Lin	Chief Executive Officer (Principal Executive Officer)	August 8, 2025
Name: Shaozhang Lin

/s/Xirui Guo	Chief Financial Officer (Principal Financial Officer)	August 8, 2025
Name: Xirui Guo

/s/ Jinhou Sun	Chairman of the Board of Director	August 8, 2025
Name: Jinhou Sun

/s/Richard Wee Yong Seow	Independent Director	August 8, 2025
Name: Richard Wee Yong Seow

/s/ Qing Gao	Independent Director	August 8, 2025
Name: Qing Gao

/s/ Edward C. Ye	Independent Director	August 8, 2025
Name: Edward C. Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youxin Technology Ltd., has signed this registration statement or amendment thereto in Newark, Delaware on August 8, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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